UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Piedmont Community Bank Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIEDMONT COMMUNITY BANK GROUP, INC.

110 BILL CONN PARKWAY

GRAY, GEORGIA 31032

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Piedmont Community Bank Group, Inc. to be held at [            ] p.m. EDT, on [                    ], 2009 at [                                        ]. At this meeting, we will report on our performance in 2008 and answer your questions. We look forward to discussing both our results and our plans with you. Also, at the meeting you will be asked to consider the following matters:

1. Creation of a New Class of Common Stock. To amend our articles of incorporation to authorize the issuance of a new class of common stock, designated as Class A Common Stock.

2. Reclassification of Stock. To amend our articles of incorporation to reclassify certain of our shares of existing common stock into Class A Common Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Election of Class III Directors. To elect four Class III directors to serve for three-year terms expiring at the 2012 Annual Meeting of Shareholders.

4. Adjournment. To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies.

5. Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

In connection with the proposals (i) to amend our articles of incorporation to create a new class of common stock, designated as Class A Common Stock, and (ii) to reclassify our common stock, shares of our existing common stock held by record shareholders who own 600 shares or less will be reclassified into shares of Class A Common Stock (these two proposals are collectively referred to as the “Amendments”). For these shareholders, the reclassification will be made on the basis of one share of Class A Common Stock for each share of common stock held. The purpose of the Amendments is to position us to discontinue the registration of our common stock under the Exchange Act and therefore to no longer be a “public” company.

If approved at the annual meeting and subsequently consummated, the Amendments will affect you as follows:

If you are a shareholder with	Effect
601 or more shares of common stock	You will continue to hold the same number of shares of common stock

600 or fewer shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Class A Common Stock equal to the same number of shares of common stock that you held immediately before the reclassification

The primary effect of the Amendments will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, terminate our public reporting obligations under the Exchange Act, and will no longer be considered a “public” company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act.

We are proposing the Amendments because our board of directors and our executive officers have concluded, after careful consideration, that the direct and indirect costs associated with being a reporting company with the Securities and Exchange

Commission (“SEC”) outweigh the advantages. OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” BOTH OF THE AMENDMENTS. NEITHER OF THE PROPOSED AMENDMENTS WILL BE ADOPTED UNLESS BOTH AMENDMENTS ARE APPROVED. We encourage you to read carefully the proxy statement and attached appendices.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy.

Shareholders owning our common stock at the close of business on [                    ], 2009 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting and will be available at the meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible in the envelope provided.

We are enclosing in this package a copy of our 2008 Annual Report, which includes the financial statements and footnote disclosures and Management’s Discussion and Analysis of Financial Condition and Results of Operation for your review. On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of our company. We look forward to seeing you at our annual meeting on [                    ], 2009.

Sincerely,

/s/ R. Drew Hulsey, Jr.
R. Drew Hulsey, Jr.
Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our articles of incorporation, including the Amendments, passed upon the merits or fairness of the amendments to our articles of incorporation, including the Amendments, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [                    ], 2009, and is being mailed to shareholders on or about [                    ], 2009.

PIEDMONT COMMUNITY BANK GROUP, INC.

110 BILL CONN PARKWAY

GRAY, GEORGIA 31032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                    ], 2009

Notice is hereby given that the annual meeting of shareholders of Piedmont Community Bank Group, Inc. will be held at [            ] p.m. EDT, on [                    ], 2009 at [                    ], for the following purposes:

1. Creation of a New Class of Common Stock. To amend our articles of incorporation to authorize the issuance of a particular new class of common stock, designated as Class A Common Stock.

2. Reclassification of Stock. To amend our articles of incorporation to reclassify certain of our shares of existing common stock into Class A Common Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Election of Class III Directors. To elect four Class III directors to serve for three-year terms expiring at the 2012 Annual Meeting of Shareholders.

4. Adjournment. To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies.

5. Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Shareholders of record at the close of business on [                    ], 2009 are entitled to notice of and to vote at the annual meeting of shareholders and any adjournment or postponement of the meeting.

By order of the Board of Directors

/s/ R. Drew Hulsey, Jr.
R. Drew Hulsey, Jr.
Chief Executive Officer

YOUR VOTE IS IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE,

SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE

ENCLOSED ENVELOPE.

i

ii

PIEDMONT COMMUNITY BANK GROUP, INC.

110 BILL CONN PARKWAY

GRAY, GEORGIA 31032

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON [                    ], 2009

478-986-5900

General

The board of directors of Piedmont Community Bank Group, Inc. is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. At the meeting, shareholders will be asked (i) to vote on proposed amendments to our articles of incorporation for the purpose of reclassifying certain shares of common stock; (ii) to elect four Class III directors; and (iii) to approve an adjournment to the annual meeting, if necessary, to solicit additional proxies.

The board of directors set [                    ], 2009 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,630,734 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. Provided that a quorum is present, directors will be elected by a plurality of the shares voted at the meeting. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, abstentions and broker non-votes will not effect the outcome of the vote. The proposals to amend our articles of incorporation to designate a new class of common stock and reclassify certain outstanding shares of common stock will require the affirmative vote of a majority of our outstanding common shares. Abstentions and broker non-votes, therefore, will have the same effect as “no” votes with respect to these proposals. All other matters that may properly come before the meeting, including the proposal to adjourn the meeting, if necessary, will require the affirmative vote of a majority of the votes cast on the matter.

When you sign the proxy card, you appoint Mickey C. Parker or R. Drew Hulsey, Jr. as your representative at the meeting. Mr. Parker and Mr. Hulsey, or either of them, will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy both for the proposed amendments to our articles of incorporation and for the election to the Board of Directors of the Class III nominees. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Parker or Mr. Hulsey will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about [                    ], 2009.

The Reclassification

As noted above, shareholders will be asked to vote on the following two proposed amendments to our articles of incorporation:

•	an amendment to create a particular new class of common stock, designated Class A Common Stock; and

•	an amendment to reclassify certain shares of our common stock into Class A Common Stock.

The two proposed amendments to our articles of incorporation are collectively referred to as the “Amendments” and individually as an “Amendment”. We are referring to the transaction that will be effected by the implementation of the Amendments as the “Reclassification”. Unless both Amendments are approved by our shareholders, neither of the Amendments will be effected.

The Reclassification is designed to reduce the number of our common shareholders of record to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and terminate our public reporting obligations under the Exchange Act. The board has determined that it is in the best interests of the company and our shareholders to effect the Reclassification because we will realize significant cost savings as a result of the suspension of our reporting obligations under the Exchange Act. The board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the company and the elimination of certain corporate safeguards resulting from the Sarbanes-Oxley Act of 2002.

No cash will be paid to shareholders as consideration for their shares, only shares of Class A Common Stock will be issued. All other shares of our common stock will remain outstanding.

This proxy statement provides you with detailed information about the proposed Amendments. We encourage you to read this entire document carefully.

Each member of our board of directors and each of our executive officers has determined that the Reclassification is fair to our shareholders, including our unaffiliated shareholders who will retain common shares and our unaffiliated shareholders who will receive Class A Common Stock. Our board has unanimously approved the articles of amendment which include the proposed Amendments. The Reclassification cannot be completed, however, unless the proposed Amendments are approved by the holders of a majority of the votes entitled to be cast on the proposed Amendments. As of the record date, our current directors and executive officers own approximately [    ]% of our outstanding shares, and if they exercise all of their vested options, they would own approximately [    ]% of our outstanding shares. Our directors and executive officers have indicated that they intend to vote their shares in favor of the proposed Amendments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved any of the proposed Amendments, or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the proposed Amendments, or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is [                    ], 2009. We first mailed this proxy statement to our shareholders on or about [                    ], 2009.

IMPORTANT NOTICES

Our common stock, including the common stock designated as Class A Common Stock, and our preferred stock, are not deposits or bank accounts and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

•	changes in economic conditions, both nationally and in our primary market area;

•	changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

•	the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

•	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities.

The words “we”, “our”, and “us”, as used in this Proxy Statement, refer to Piedmont Community Bank Group and its wholly-owned subsidiary, Piedmont Community Bank, collectively, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF

THE PROPOSALS AND THE ANNUAL MEETING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your votes for use at our annual meeting of shareholders.

This proxy statement includes all of the information that is required and necessary in order for you to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the annual meeting and the enclosed proxy card on or about [                    ], 2009 to all shareholders entitled to vote. The record date for those entitled to vote is [                    ], 2009. On that date, there were 1,630,734 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the annual meeting?

A:	The annual meeting will be held at [ ] p.m. EDT, on [ ], 2009 at [ ].

Q:	Who may be present at the annual meeting and who may vote?

A:	All holders of our common stock may attend the annual meeting in person. However, only holders of our common stock of record as of [ ], 2009 may cast their votes in person or by proxy at the annual meeting.

Q:	What items will be voted upon at the annual meeting?

A:	Our shareholders will be voting upon the following matters:

1.	Creation of a New Class of Common Stock. To amend our articles of incorporation to authorize the issuance of a new class of common stock, designated as Class A Common Stock.

2.	Reclassification of Stock. To amend our articles of incorporation to reclassify certain of our shares of existing common stock into Class A Common Stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.	Election of Class III Directors. To elect four Class III directors to serve for three-year terms expiring at the 2012 Annual Meeting of Shareholders.

4.	Adjournment. To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies.

5.	Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The two proposed amendments to our articles of incorporation are collectively referred to as the “Amendments” and individually as an “Amendment”. We are referring to the transaction that will be effected by the implementation of the Amendments as the “Reclassification”.

Q:	Will I have appraisal or dissenters’ rights in connection with the Reclassification?

A:	No. Under Georgia law, which governs the adoption of the Amendments, you are not entitled to dissenters’ rights.

Q:	How do I vote by proxy?

A:	If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. For the Amendments to the articles of incorporation to effect the Reclassification, you may vote “for”, “against” or you may “abstain” from voting. For the election of the Class III directors you may vote “for” the nominees or you may “withhold authority” to vote for one or more of the nominees.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them both “for” the election of the Class III director nominees and “for” the Amendments to our articles of incorporation.

The board of directors knows of no other business to be presented at the annual meeting. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.	submitting another proxy with a more recent date than that of the proxy first given; or

2.	attending the annual meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3.	sending written notice of revocation to our chief executive officer, R. Drew Hulsey, Jr., Piedmont Community Bank Group, Inc., 110 Bill Conn Parkway, Gray, Georgia, 31032.

Q	If I return my proxy, can I still attend the annual meeting?

A:	You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope so that your shares will be represented at the annual meeting. However, returning a proxy does not affect your right to attend the annual meeting and vote your shares in person.

Q:	How many votes are required?

A:	If a quorum is present at the annual meeting, election of each of the candidates to serve as Class III directors will require the affirmative vote of a plurality of the votes cast. Approval of each of the Amendments to our articles of incorporation will require the affirmative vote of a majority of our outstanding common stock, or at least 815,368 shares. Because approval of each of the Amendments requires a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Therefore, broker non-votes will also have the same effect as a “NO” vote for the Amendments.

Q:	What constitutes a “quorum” for the meeting?

A:	A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. Therefore, we need 815,368 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Q:	What is the proposed Reclassification?

A:

We are proposing two amendments to our articles of incorporation, which, if approved and adopted, will constitute the Reclassification. First, we are proposing that our shareholders approve an amendment to our articles of incorporation to create a particular new class of common stock which will be designated as Class A Common Stock. Second, we are proposing an amendment to reclassify shares of common stock held by holders of record of 600 shares of common stock or less into shares of Class A Common Stock on the basis of one share of Class A Common Stock for each share of common stock held by such shareholders.

Neither Amendment will be implemented unless both of the Amendments are approved. Thus, for purposes of this proxy statement, when we refer to the term “Reclassification”, we are referring to both (i) the creation of the particular new class of common stock, and (ii) the reclassification of certain shares of our common stock.

Q:	What is the purpose of the proposed Reclassification?

A:	The purpose of the Reclassification is to allow us to terminate our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300 and by having under 500 record shareholders of our Class A Common Stock. This will allow us to terminate our registration under the Exchange Act, terminate our reporting obligations under the Exchange Act, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:	What will be the effects of the Reclassification?

A:	The Reclassification is a “going private transaction”, meaning it will allow us to deregister with the SEC and to terminate our reporting obligations under federal securities laws. As a result of the Reclassification, among other things:

•	the number of our record shareholders holding shares of common stock will be reduced from approximately 710 to approximately 255;

•	the number of outstanding shares of our common stock will decrease by approximately 9.7%, from 1,630,734 shares to approximately 1,472,113 shares;

•

the number of authorized shares of Class A Common Stock will increase from zero shares to 200,000 shares, of which approximately 158,621 shares will be outstanding and held by approximately 455 shareholders;

•

because of the reduction of our total number of record shareholders of common stock to less than 300 and because the total number of record shareholders of the Class A Common Stock will be less than 500, we will be allowed to terminate our reporting obligations with the SEC;

•

all of our shareholders, including those shareholders receiving shares of Class A Common Stock, will continue to have an equity interest in the company and therefore will still be entitled to participate in any future value received as a result of a sale of the company, if any;

•

all of our shareholders, both affiliated and unaffiliated, who continue to own common stock will continue to exercise the sole voting control over the company and because the number of outstanding shares of common stock will be reduced, will have a relative increase in voting power; and

•

all of our shareholders, both affiliated and unaffiliated, who receive Class A Common Stock will lose their voting rights but will be entitled to receive a dividend premium equal to 105% of any dividend paid on the common stock. Because all of our affiliates own more than 600 shares of common stock, we do not anticipate that any affiliate will receive Class A Common Stock.

For a further description of how the Reclassification will affect you, please see “- Effects of the Reclassification on Shareholders of Piedmont Community Bank Group” beginning on page [    ].

Q:	What does it mean for the company and our shareholders that the company will no longer be a public company and subject to federal securities laws reporting obligations?

A:	We will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirements for an audited report on our internal controls and for our CEO and CFO to certify as to the accuracy of our disclosures, and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process. We do, however, intend to send shareholders annual letters. Additionally, beginning 90 days after the effective date of the Reorganization, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available. Because our stock has not historically been publicly traded on an exchange, we believe that the liquidity of the stock you hold in the company will not be significantly reduced. All of our stock may continue to be traded in privately negotiated transactions.

Q:	Will the company be subject to regulatory controls if it is no longer subject to SEC reporting obligations?

A:	Although our obligations to report under the federal securities laws will be terminated, we will nevertheless remain subject to a variety of internal and external regulatory controls. In addition to our on-going internal audit controls and procedures, we will continue to be subject to an external audit by our independent accountants, as well as to regulatory controls and review by the Federal Reserve Bank, the Federal Deposit and Insurance Corporation and the Georgia Department of Banking and Finance.

Q:	Why are you proposing the Reclassification?

A:	Our reasons for the Reclassification are based on:

•	the administrative burden and cash expense of making our periodic filings with the SEC;

•	increasing costs of compliance with the SEC reporting obligations as a result of the Sarbanes-Oxley Act;

•

the Reclassification allowing us to terminate our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A Common Stock to retain an equity interest at the same value per share as holders of common stock in the event of any sale of the company;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•

the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or similar transaction; and

•	the estimated expense of a going private transaction relative to the anticipated cost savings from the Reclassification.

We considered that some of our shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our board of directors and each of our executive officers believes that the terms and provisions of the Reclassification are substantively and procedurally fair to our shareholders as a whole, as well as each group of our unaffiliated shareholders, which includes our unaffiliated shareholders who will retain their shares of common stock, as well as our unaffiliated shareholders who will receive shares of our Class A Common Stock. Our board of directors unanimously approved the Reclassification.

In the course of determining that the Reclassification is fair to, and is in the best interests of, our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Class A Common Stock, our board of directors considered a number of positive and negative factors affecting these groups of shareholders. To review the reasons for the Reclassification in greater detail, please see “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Q:	What is the recommendation of our board of directors regarding the proposal?

A:	Our board of directors has determined that the Reclassification is in the best interests of our shareholders. Our board of directors has unanimously approved the Reclassification and recommends that you vote “FOR” approval of both Amendments at the annual meeting. All of the members of our board of directors, as well as Ms. Julie Simmons, our chief financial officer and accounting officer, intend to vote in favor of both Amendments.

Each member of our board of directors, as well as Ms. Simmons, are affiliates of the company and are deemed to be “filing persons” for purposes of this proxy statement. Each filing person believes that the Reclassification is substantively fair and procedurally fair, and therefore, in the best interests of our unaffiliated shareholders.

Q:	Do your directors and officers have different interests in the Reclassification?

A:	Possibly. You should be aware that our directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest.

We expect that all of our directors and executive officers will own more than 600 shares of common stock at the effective time of the Reclassification, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have exclusive voting control over the company as compared to the holders of Class A Common Stock who will only be entitled to vote upon those matters required by law. As of the record date, our directors and executive officers collectively beneficially held [    ] shares or [    ]% of our outstanding common stock, and [    ] shares (including exercisable stock options) or [    ]% of our common stock inclusive of the exercisable options. Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold approximately [    ]% of our common stock (including exercisable stock options). This represents a potential conflict of interest because our directors approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, each member of our board of directors and each of our executive officers believes the proposed Reclassification is fair to all shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Class A Common Stock, for the reasons discussed in this proxy statement.

Q:	Has the company obtained any reports, opinions or appraisals from an outside party relating to the fairness of the consideration being offered to the shareholders in connection with the Reclassification?

A:	Neither the board of directors nor the officers have received or solicited any reports, opinions or appraisals from any outside party relating to the fairness of the consideration being received by our shareholders. Moreover, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or going concern value to be material since our shareholders are not being “cashed out” in connection with the Reclassification and the shares of the Class A Common Stock afford the holders of those shares to participate equally with the holders of the common stock in any subsequent sale of the company.

Q:	What will I receive in the Reclassification?

If approved at the annual meeting and subsequently consummated, the transaction will affect you as follows:

If you are a shareholder with	Effect
601 or more shares of common stock	You will continue to hold the same number of shares of common stock.

600 or fewer shares of common stock	You will no longer hold shares of common stock. Instead, you will hold a number of shares of Class A Common Stock equal to the same number of shares of common stock that you held immediately before the Reclassification.

Q:	What are the terms of the Class A Common Stock?

A:	The following table sets forth the principal differences between our common stock before and after the Reclassification and the Class A Common Stock:

	Common Stock (Prior to Reclassification)	Common Stock (Post Reclassification)	Class A Common Stock
Voting Rights	Entitled to vote on all matters for which stockholder approval is required under Georgia law	Entitled to vote on all matters for which stockholder approval is required under Georgia law	Entitled to vote only as required by law

Dividends	If and when declared by our board of directors, subject to our bank subsidiary’s ability to pay a dividend, which may be subject to regulatory and statutory limitations	If and when declared by our board of directors, subject to our bank subsidiary’s ability to pay a dividend, which may be subject to regulatory and statutory limitations	5% premium on any dividends paid on our common stock, subject to our bank subsidiary’s ability to pay a dividend, which may be subject to regulatory and statutory limitations

Liquidation Rights	As only class outstanding, entitled to distribution of all assets	Entitled to distribution of assets on same basis as holders of Class A Common Stock	Entitled to distribution of assets on same basis as holders of common stock

Conversion Rights	Not applicable	Not applicable	Automatically converted into common stock on a one-for-one basis upon a change in control

Preemptive Rights	None	None	None

Anti-Dilution Rights	N/A	N/A	Appropriate adjustments in the number and relative terms will be made if the outstanding shares of common stock are increased or decreased or otherwise adjusted by reason of a reclassification, stock split, stock dividend or similar transaction. The adjustments will be designed to ensure that the holders of the Class A Common Stock will maintain the same percentage of common stock ownership upon conversion.

For a complete description of the terms of the common stock and the Class A Common Stock, please refer to “Description of Capital Stock” beginning on page [    ]. For the enumeration of the specific voting rights of the Class A Common Stock “as required by law”, please refer to “- Voting Rights” beginning on page [    ]. Our ability to pay dividends is dependent upon our cash-on-hand and cash dividends that we receive from our subsidiary, Piedmont Community Bank. A dividend payment by our bank subsidiary to the company, as well as by the company to its shareholders, is subject to the discretion of the board of directors of each entity. Under Georgia law, our bank subsidiary must obtain approval of the Georgia Department of Banking and Finance before it may pay cash dividends out of retained earnings if (i) the total classified assets at the most recent examination of the bank exceed 80% of the equity capital, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or (iii) the ratio of equity capital to adjusted assets is less than 6%. We have never declared or paid cash dividends and cannot assure that we will be able to pay cash dividends in the foreseeable future. In addition to regulatory restrictions, we may not pay cash dividends on our common stock (or our Class A Common Stock) unless all accrued and unpaid dividends for all past dividend periods on our Series A Preferred Stock, without interest, are fully paid (see “- Series A Preferred Stock—Dividend Rights” at page [    ]).

Q:	Why was 600 shares selected as the “cutoff” for determining which shareholders will receive Class A Common Stock and which shareholders will remain as common stock shareholders?

A:	The purpose of the Reclassification is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of our Class A Common Stock, which will allow us to de-register as an SEC-reporting company. Our board selected 600 shares as the “cutoff” number in order to enhance the probability that after the Reclassification, if approved, we will have fewer than 300 record shareholders of our common stock and fewer than 500 record shareholders of our Class A Common Stock.

Q:	May I acquire additional shares in order to remain a holder of common stock?

A:	Yes. The key date for acquiring additional shares is the date on which articles of amendment that effect the Reclassification are filed with the Georgia Secretary of State, which we expect to be soon after the date of the annual meeting. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 601 or more shares by that date, you will retain your shares of common stock after the Reclassification. Due to the limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification.

Q:	Who is a “holder” of stock for purposes of determining how I may be affected by the Reclassification?

A:	Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates (i) individually, (ii) as a joint tenant with someone else, (iii) as trustee or custodian, and (iv) in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.

As a result, a single shareholder with 601 or more shares held in various accounts could receive Class A Common Stock in the Reclassification for all of his or her shares depending on the number of shares held in each of those accounts. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership, or acquire additional shares prior to the effective date of the Reclassification. Additionally, a shareholder who holds 600 shares or less of common stock in street name may be unaffected by the Reclassification if the broker holds an aggregate of 601 or more shares.

Q:	What does it mean if my shares are held in “street name”?

A:	If you have transferred your shares of common stock into a brokerage or custodial account, you are no longer shown on our shareholder records as a record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee. This method of ownership of stock is commonly referred to as being held in “street name”.

Q:	What if I hold my shares in “street name”?

A:

The Reclassification is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Class A Common Stock. It is important that you understand how shares that are held by you in “street name” will be treated for purposes of the Reclassification described in this Proxy Statement. If that single nominee is the record shareholder for 601 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the Reclassification. Because the Reclassification only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 601 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they beneficially own is less than 601.

If you hold your shares in “street name”, you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will be receiving shares of Class A Common Stock in the Reclassification until it is completed.

Q:	When is the Reclassification expected to be completed?

A:	If the proposed Reclassification is approved at the annual meeting, we expect to complete such Reclassification as soon as practicable following the annual meeting. Although Georgia law allows our board of directors to abandon the Reclassification after shareholder approval but prior to filing the amendment to our articles of incorporation with the Georgia Secretary of State, we have no plans to do so unless the effect of the Reclassification would not result in the anticipated number of shareholders for each class that would permit deregistration without a substantial risk of being later required to reregister.

Q:	What if the proposed Reclassification is not completed?

A:	If the Reclassification is not completed, whether due to a failure to be approved by our shareholders or a decision by our board of directors to abandon, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:	What will happen if, through negotiated trades, the company gains additional security holders requiring SEC registration?

A:	We are currently subject to the reporting obligations under Sections 13(a) and 14 of the Exchange Act, which requires us to file proxy statements and periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. Registration was required under Section 12 because we have more than 500 holders of record of our common stock. If the shareholders approve the proposals to amend our articles of incorporation and to reclassify our common stock, our common stock will be held by less than 300 shareholders of record which will permit us to terminate our reporting obligations.

If the Reclassification is approved, we intend to then file a Form 15 and terminate the registration of our common stock and the obligation to file under Sections 13(a) and 14 periodic reports arising under Section 12(g). If the holders of record for any class of our other equity securities, such as the Class A Common Stock, ever exceeds 500, then we will again become fully regulated under disclosure provisions of the Exchange Act.

Q:	If the Reclassification is approved, will the company continue to have its financial statements audited and will shareholders receive information on the company?

A:	Yes to both questions. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited and send out periodic information to our shareholders. Periodic information would include shareholder letters, which letters would include information updating our financial performance and any other news affecting the company, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute annual reports to our shareholders. If we terminate our registration, however, we will no longer be required to file reports with the SEC, including annual, quarterly and periodic reports. This will greatly reduce the amount of information that is publicly available about the company and will eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act.

Q:	What are the tax consequences of the Reclassification?

A:	We believe that the Reclassification, if effectuated, will have the following federal income tax consequences:

•	the Reclassification would be treated as a tax-free “recapitalization” for federal income tax purposes and should result in no material federal income tax consequences to the company;

•	those shareholders continuing to hold common stock will not recognize any gain or loss in the Reclassification;

•

those shareholders receiving Class A Common Stock for their shares of common stock should not recognize any gain or loss in the Reclassification, their basis in the Class A Common Stock will equal the basis in their shares of common stock, and their holding period for shares of Class A Common Stock will include the holding period during which their shares of common stock were held; and

•

we expect that the proceeds from a subsequent sale of the Class A Common Stock will be treated as capital gain or loss to most shareholders. However, the Class A Common Stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Class A Common Stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., currently 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

Because determining the tax consequences of the Reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the Reclassification will affect you.

Q:	Should I send in my stock certificates now?

A:	No. If you own in record name fewer than 601 shares of common stock of record after the Reclassification is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A Common Stock. If you own in record name 601 or more shares of our common stock, you will continue to hold the same number and class of shares after the Reclassification as you did before the Reclassification.

Q:	How are you financing the Reclassification?

A:	We estimate that the total fees and expenses relating to the Reclassification will be approximately $90,000. We believe that we have sufficient cash-on-hand to pay these costs. In structuring the terms of the transaction in a manner that shares of common stock are not “cashed out” in the transaction but, rather, are converted into shares of Class A Common Stock, our board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the company.

Q:	Who pays for the solicitation of proxies?

A:

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by our officers, directors, and employees who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:	Where can I find more information about Piedmont Community Bank Group, Inc.?

A:	We currently file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see “- Where You Can Find More Information” on page [ ].

Q:	Who can help answer my questions?

A:	If you have questions about the Amendments, the Reclassification, or any other matter to be voted upon at the annual meeting, after reading this proxy statement or need assistance in voting your shares, you should contact R. Drew Hulsey, Jr. at (478) 986-5900.

SPECIAL FACTORS REGARDING THE RECLASSIFICATION

Overview of the Reclassification

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at the annual meeting at which our shareholders will be asked to consider and vote on two proposed amendments to our articles of incorporation. The two proposed amendments would collectively provide for the authorization of a specific new class of stock, entitled Class A Common Stock, and the reclassification of shares of our common stock held by shareholders who own 600 or fewer shares into shares of Class A Common Stock. The two amendments are collectively referred to as the “Amendments”. We are referring to the transaction that will be effected by the implementation of the Amendments as the “Reclassification”.

Record shareholders holding 601 or more shares of common stock before the Reclassification will hold the same number of shares of common stock following the Reclassification. Record holders of less than 601 shares of common stock will no longer hold common stock in the company and will instead hold Class A Common Stock. We intend, immediately following the Reclassification, to terminate the registration of our shares of common stock and terminate our reporting obligations under the Exchange Act.

If approved by our shareholders at the annual meeting and implemented by our board of directors, the Reclassification will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH	THEN AFTER THE TRANSACTION
601 or more shares	You will continue to own your shares of common stock, but your shares will no longer be eligible for public trading. Our shares have not historically been listed on an exchange and we do not anticipate an active trading market for our shares would have developed. Sales may continue to be made in privately negotiated transactions.

600 or fewer shares	You will no longer hold shares of our common stock. Rather, will hold a number of shares of Class A Common Stock equal to the same number of shares of common stock that you held before the Reclassification. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transactions.

Common stock held in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be treated based on the aggregate number of shares held in the name of the broker. Consequently, even if you beneficially own 600 or fewer shares of common stock but they are held in street name by a broker which is the holder of 601 or more shares of common stock prior to the Reclassification, you will continue to beneficially own the same number of shares of common stock after the Reclassification. You should check with your broker to determine the number of shares that the broker holds of record.

The effects of the Reclassification on each group of shareholders are described more fully below under “- Effects of the Reclassification on Shareholders of Piedmont Community Bank Group, Inc.” beginning on page [    ] and the effects on the company are described more fully below under “- Effects of the Reclassification on Piedmont Community Bank Group, Inc.” beginning on page [    ].

Background of the Reclassification

Our wholly-owned subsidiary, Piedmont Community Bank, was formed as a state chartered bank in 2002. As of December 31, 2002 it had more than 500 record shareholders and more than $10 million in total assets. As a result, our bank subsidiary was required to register its common stock pursuant to Section 12(g) of the Exchange Act, which it did by filing a Form 10-SB with the FDIC in April 2003. Thereafter, our bank subsidiary became subject to information requirements of the Exchange Act, and in accordance with Section 12(i) thereof, was required to file reports and other information with the Federal Deposit Insurance Corporation (“FDIC”).

In February 2007, our bank subsidiary reorganized into a holding company structure by forming Piedmont Community Bank Group, Inc. as a bank holding company. In connection with the holding company reorganization each share of stock of our bank subsidiary was automatically converted into a share in the bank holding company. After consummation of the holding company reorganization, the number of record holders of our bank’s common stock fell to one and it ceased filing periodic reports under the Exchange Act. Our holding company, however, became the successor issuer to our bank under Rule 12g-3 of the Exchange Act. Therefore, our holding company’s common stock was deemed to be registered under Section 12(g) of the Exchange Act and we became subject to the information requirements of the Exchange Act and the rules promulgated thereunder. In accordance therewith, we are required to file with the SEC, among other things, the following filings:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy Statements and related materials as required by Regulation 14A under the Exchange Act;

•	Current Reports on Form 8-K; and

•	On-going reports regarding stock transfers by affiliates and insiders.

In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant and increasing corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years. We believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by Section 404 of the Sarbanes-Oxley Act of 2002, which generally requires public companies to include an assessment of their internal control over financial reporting as well as an auditor’s attestation.

During 2007, our chief financial officer, Julie Simmons, began developing specific procedures for compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Under requirements implemented by the SEC, we were required to comply with Section 404(a) for the first time starting with the year ended December 31, 2007. Consequently, Ms. Simmons began to develop internal control procedures necessary for compliance, as well as discussing with our auditors overall compliance requirements and anticipated costs. Beginning with our 2009 annual report we would need to include an auditor’s attestation together with our own assessment of our internal control over financial reporting, which we expect to add to the costs of compliance. In fact, we anticipate that the costs associated with the review and attestation by our auditor will be approximately $90,000 annually. The estimated costs of compliance became a growing concern to management.

In the Spring of 2008 management expressed these concerns to the bank’s outside legal counsel, who noted that he was aware of several bank holding companies that had gone private, citing the disproportionate level of cost and burdens compared to the benefits. At an April 23, 2008 board meeting management shared with the board its discussion with counsel, including various procedural information regarding a possible going private transaction. This was followed by a general discussion of the pros and cons of such a transaction. During these discussions, management expressed its belief that the company receives little benefit in being a public company. Management also noted that there is little trading volume in the company’s common stock. Management and the board discussed these burdens and costs and the relative lack of benefits. However, management noted that the company had a pending registration statement on file with the SEC for a $3 million public offering of common stock. Because the board believed that it was important to offer the company’s existing shareholders a right of first refusal on the sale of new shares, which would be difficult to do in a private placement transaction, the board concluded to proceed with the planned public offering and not to proceed with any going private transaction at that time.

In August 2008 the company commenced a public offering of up to $3 million in common stock. Shortly after the offering commenced, the U.S. stock markets and economy in general began to decline at a rapid pace. Although sales efforts continued through the end of 2008, the company was unable to raise the level of proceeds that it sought in the public offering. On January 30, 2009, the company withdrew its registration statement relating to this public offering. No shares of common stock were sold in connection with the offering. In March 2009 the company commenced a private placement of up to $4 million Series A Preferred Stock pursuant to an exemption from the SEC’s registration requirements by virtue of Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Following the abandonment of the company’s public offering management again became concerned with the pending compliance costs associated with being a public company, including the costs associated with Section 404 of the Sarbanes-Oxley Act. Management concluded that the benefits of remaining a public company may be outweighed by the burdens and expenses related to Exchange Act reporting. During the first quarter of 2009 our chief executive officer, R. Drew Hulsey, and our chief financial officer, Julie Simmons, re-commenced discussions regarding a possible going private transaction. They discussed alternatives to the increased cost of compliance with our outside counsel and our external accounting firm. During these conversations we discussed our preliminary review of the various alternatives. Counsel mentioned the possibility of a reverse stock split, a cash-out merger, or even a tender offer as possible means to go private. Our counsel also discuss the possibility of a reclassification as an alternative, noting that he has recently completed a going private transaction with a similarly-situated bank holding company through means of a share reclassification. Based upon these preliminary discussions, management asked our outside counsel to review and investigate the alternatives to determine what options would be available. Management also asked our outside counsel to prepare a memorandum that provides an overview of the going private process as well as a summary of the pros and cons that are normally associated with such a transaction. Our outside counsel prepared the requested memorandum and delivered it to management on February 24, 2009.

Over the following several weeks, management and counsel continued to investigate a variety of alternatives. In addition to investigating alternatives of an issuer tender offer, a reverse stock split, and a cash-out merger, counsel reviewed going private transactions that had been conducted by several bank holding companies in which the transaction was effected through a reclassification of some of the outstanding common stock into one or more new classes of stock. Counsel and management reviewed the proxy statements which had been filed for these transactions. Management asked our outside counsel to attend a regular board meeting on March 25, 2009 to further discuss the going private process with the full board. All of the members of the board of directors were present at this meeting. Also present was Michael P. Marshall, Jr. from our outside law firm Miller & Martin PLLC. During this meeting, the board discussed certain potential negatives to going private, including the loss of public information that would otherwise be available to shareholders, the loss of certain investor protections under the Exchange Act, the possibility of an adverse impact on the ability to trade shares of company stock. The board also reviewed a memorandum prepared by the company’s external accounting firm that detailed the estimated cost savings associated with going private. Following an in depth discussion of the pros and cons of terminating the company’s Exchange Act reporting obligations, the board reviewed various alternative structures to going private, including the following alternatives:

•

An Issuer Tender Offer. This would require an offer by the company to the shareholders to voluntarily sell their stock back to the company. The board noted that due to the fact that the company had in excess of 700 holders of record, it would be necessary to purchase all of the shares of at least approximately 400 holders of record in order to reduce the number of shareholders below 300 which would terminate the company’s reporting obligations. The board was particularly concerned with the unpredictable results of a tender offer due to its voluntary nature, including the inability to reasonably estimate the costs of purchasing the shares which could vary substantially, depending upon which shareholders tendered their stock for purchase. This alternative was rejected based upon the uncertainty of reaching the required number of shareholders necessary to terminate registration, the inability to estimate the anticipated cost of an issuer tender offer, and the fact that a complete force out of over 400 shareholders may have a negative backlash for a community-oriented financial institution.

•

A Reverse Stock Split. Under this scenario, the number of outstanding shareholders would be reduced through a “reverse split” of the shares. For example, a shareholder would receive one share of “post split stock” in exchange for each 600 shares of “pre-split stock”. In the example, all shareholders with fewer than 600 shares would receive cash in lieu of stock. This alternative, however, has several problems. These included likely having to purchase the fractional shares for cash, and the elimination of a large number of shareholders who would not be offered an ability to retain an equity interest in the company. Due to the loss of many current shareholders, as well as the cost of the transaction, the board rejected this alternative.

•

A “Cash-Out” Merger. This would be effected through the merger of the company into a new company. As proposed, the merger would be structured to cash-out smaller shareholders while larger shareholders would maintain their equity ownership. The board noted that this alternative, while the form was different, was in substance very similar to the reverse stock split alternative. As with the reverse stock split alternative, the board was concerned that such a transaction would eliminate a large number of existing shareholders who would not be offered an ability to retain an equity interest in the company unless they were able to increase their holdings to exceed the 600 share threshold. In addition, shareholders receiving cash in the transaction would likely be required to pay income tax on the capital gain associated with the sale of their shares. Finally, the board was concerned that the capital costs of such a transaction would be significant. Based on the foregoing, the board rejected this alternative.

•

A Reclassification. The fact that a reclassification into separate classes of stock would not require any shareholder to be eliminated weighed heavily in favor of this alternative. The ability to retain the current shareholders, as well as a substantial cash savings to the company over the alternative structures, caused the board to reach the conclusion that the Reclassification should be the means by which the company should go private.

Based on this review, and following an in-depth discussion, the board authorized its executive committee to meet with management and outside counsel to review the mechanics of a reclassification in more detail and to make specific recommendations to the full board regarding the terms of the Reclassification. The board also authorized counsel to begin to prepare the necessary documentation.

On April 22, 2009 the committee met to discuss the terms of the Reclassification. Present at this meeting were Dr. John Hudson, Terrell Fulford, Bob McMahan, Sid Dumas, Drew Hulsey and Julie Simmons. Also present was Mr. Marshall from Miller & Martin.

The committee first discussed whether the Reclassification would require the creation of one or two classes of stock. The committee was presented with a memorandum from Mr. Marshall that analyzed the shareholder makeup and concluded that the company could probably accomplish its objection by creating just one additional class of stock. The memorandum noted that the current shareholder list showed approximately 455 record holders with 600 shares or less. Therefore, if the Reclassification converted the shares held by these record shareholders then the result would be that the company would have approximately 255 record holders of common stock and approximately 455 record holders of Class A Common Stock after the transaction. Mr. Marshall reiterated that the company, to terminate its reporting obligations and avoid having to subsequently re-enter the reporting regime, must reduce the number of record holders of common stock to below 300 without simultaneously creating a new class of equity security with 500 or more record holders. Based on these calculations, therefore, it appeared that a reclassification in which record shareholders with 600 or fewer shares of common stock would receive Class A Common Stock would accomplish the company’s objective. The committee discussed the analysis set forth in Mr. Marshall’s memorandum and determined that its recommendation to the full board would be to effect the Reclassification through the creation of just one additional class of stock.

The committee then discussed the proposed designation and relative rights of the proposed particular new class of common stock. As an aid to the discussion, Mr. Marshall presented a chart to the committee that set forth proposed distinctions between the common stock and the Class A Common Stock. Based on this chart, the committee discussed voting, dividends, liquidation preferences, conversion rights and redemption privileges. The committee chose to designate the proposed new class as Class A Common Stock. In order to cause the common stock and the Class A Common Stock to be different classes of stock, both under state law, as well as under the federal securities laws, the committee discussed with counsel the various characteristics of the Class A Common Stock. With respect to voting, the committee recommended that there be a distinction in the voting rights of each class. The common stock would be granted full voting rights, identical to the voting rights currently held by the common stock. Recipients of the Class A Common Stock, however, would have more limited voting rights. These voting rights would be limited to certain statutory rights which require that a class of securities be permitted to vote, as a class, on any amendments to the articles of incorporation that would adversely affect the rights or privileges of that class. Consequently, the common stock and the Class A Common Stock would have distinct voting rights. The committee also discussed the granting of dividends as a method of drawing a distinction between the two classes. The common stock would be granted dividend rights similar to those currently held by the common stock. The Class A Common Stock, however, would have a right to dividends not less than 105% of the dividends paid to the common shareholders. This distinction was intended to not only provide a distinction between the classes, but also to help compensate the recipients of the Class A Common Stock for their loss of voting rights. It was the sense of the committee that the distinction in voting and dividend rights would tend to offset each other, and permit shareholders to move into a class based upon their personal desires. For example, if the shareholder had a greater interest in dividends than in voting rights, they might attempt to reduce their number of shares in order to be reclassified into the Class A Common Stock. On the other hand, if the shareholder believes that voting rights are of great importance, they may wish to attempt to increase the number of shares that they hold in order to retain their common stock subsequent to the Reclassification. The committee also discussed the liquidation and conversion rights of the Class A Common Stock and determined that the Class A Common Stock should be entitled to distribution of assets upon liquidation on the same basis as the common stock and that the Class A Common Stock would automatically convert into common stock upon a change in control of the company. The objective in setting these liquidation and conversion terms was to avoid substantial deviation in economic treatment in the event of a major corporate transaction. In making its determination of the relative rights of the Class A Common Stock, the committee noted that the various distinctions were consistent with distinctions used by similarly situated bank holding companies that had effected a going private transaction through a reclassification. The fact that the proposed structure had precedent was deemed important by the committee.

The cutoff for the number of shares held prior to the Reclassification in order to be reclassified into the Class A Common Stock was based entirely upon the number of holders of record in each group based upon the registration requirements. The committee determined that it would make recommendations to the board consistent with the Reclassification as described in this proxy statement. At that point, the committee asked Mr. Marshall to begin to prepare articles of amendment to the company’s articles of incorporation, as well as to continue the drafting of a proxy statement and the related documents necessary to effect the transaction. The committee then unanimously approved the overall plan for recommendation to the full board of directors.

At the subsequent meeting of the board of directors held on April 22, 2009, the report of the committee was presented to the entire board together with a draft of this proxy statement. All of the members of our board were present at this meeting. Also present was our chief financial officer, Ms. Simmons. The board discussed each of the issues raised in the committee report and discussed at length the overall effects on the shareholders and the company, paying particular attention to the distinctions between the two classes of stock that would be created as part of the Reclassification. The board also discussed the impact on the company if there were a need to later raise capital or to use the company’s securities in an acquisition. Our chief financial officer, Ms. Simmons, noted that the company could possibly, to the extent that additional capital was needed, issue equity securities in a private placement transaction such as the current offering of Series A Preferred Stock. After reviewing the various distinctions of the Class A Common Stock, the board approved the Reclassification on the proposed terms and directed counsel to finalize the appropriate documents for filing with the Securities and Exchange Commission.

Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation

Reasons for the Reclassification

As a locally owned community bank holding company whose shares are not listed on any exchange, we have struggled with the costs associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Exchange Act made by the Sarbanes-Oxley Act of 2002. In 2008, management, along with their accounting and legal advisors, began to discuss alternatives to reduce costs associated with SEC compliance. Specifically, they began to review proxy statements of other community bank holding companies using reclassification as a means to deregister their securities, not only to reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. The company and each member of our board and each executive officer are undertaking the Reclassification at this time to terminate our SEC reporting obligations in order to save the company and our shareholders the substantial costs associated with being a reporting company, which costs are expected to increase over time. The company and each member of our board and each executive officer decided to undertake the Reclassification at this time, as compared to another time in the operating history of the company, because of the pending requirement under Section 404 of the Sarbanes-Oxley Act to include an auditor’s attestation with our assessment of the company’s internal control over financial reporting, which we expect would add significant costs beginning in 2009. The specific factors considered in electing at this time to undertake the Reclassification and terminate our SEC reporting obligations are as follows:

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We estimate that the reduction in the number of common shareholders and the suspension of our reporting requirements under the Exchange Act will result in net savings of approximately $208,000 per year. This estimate includes anticipated annual costs related to compliance with Section 404 of the Sarbanes-Oxley Act, which is effective for our fiscal year ending December 31, 2009.

We estimate that we incur the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-K and Form 10-Q and annual proxy statements:

Legal Fees	$40,000
Independent Auditor Fees	61,000
Edgar Conversion Costs	40,000
Proxy Solicitation, Printing and Mailing Costs	15,000
Management and Staff Time	16,000

Total Periodic Reporting Costs	$172,000

We will continue to have our financial statements audited and will prepare an annual report for our shareholders. We expect, however, to incur lower costs due to the elimination of review by our auditors of our quarterly and annual reports to the SEC as well as simplified disclosure. Subsequent to the Reclassification we expect to incur the following fees and expenses related to the preparation and review of such annual reports:

Independent Auditor Fees	$45,000
Proxy Solicitation, Printing and Mailing Costs	6,000
Management and Staff Time	3,000

Total Annual Reporting Costs	$54,000

As a result of these lower costs, we anticipate a net savings of approximately $118,000 related to the preparation of an annual report for our shareholders in lieu of compliance with the periodic reporting requirements under the Exchange Act.

In addition, as detailed below, we will not be required to expend at least an additional $90,000 each year in fees and expenses related to compliance with Section 404 of the Sarbanes-Oxley Act. These are amounts that we have not yet incurred in past years since we have not been subject to this section of the Sarbanes-Oxley Act reporting.

Independent Auditor Fees	$20,000
Consulting Fees	60,000
Management and Staff Time	10,000

Total Annual Costs	$90,000

Based on these estimates, we expect that continued compliance with SEC reporting obligations, including compliance with Section 404 of the Sarbanes-Oxley Act, would cost approximately $208,000 on an ongoing annual basis.

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate that our management and staff currently spend an average of approximately 12% of their time (equating to approximately eight days per quarter) on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. In addition, if we do not deregister our common stock, we estimate our management and staff will spend an additional six days per quarter, or 9% of their time, on activities related to compliance with Section 404 of the Sarbanes-Oxley Act. If the Reclassification is approved by shareholders, we estimate that our management and staff will be able to reduce their time spent on annual report preparation to approximately two days per quarter, or 3% of their time.

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We expect to continue to provide our shareholders with financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports will be substantially less than those we incur currently;

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In our board of directors’ judgment, little justification exists for the continuing direct and indirect costs of registration with the SEC, given the low trading volume in our common stock and given that we do not depend on raising capital in the public market and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

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Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the communities in which we operate; and

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The Reclassification allows those shareholders receiving shares of Class A Common Stock to still retain an equity interest in the company and therefore participate at the same value per share as holders of common stock in the event of any future sale of the company.

We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have not been listed on an exchange and have only been thinly traded. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

In view of the wide variety of factors considered in connection with its evaluation of the Reclassification, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Reclassification, if completed, will have different effects on the holders of common stock and those receiving shares of Class A Common Stock. You should read “- Our Position as to the Fairness of the Reclassification” beginning on page [    ] and “- Effects of the Reclassification on Shareholders of Piedmont Community Bank Group, Inc.” beginning on page [    ] for more information regarding the effects of the Reclassification.

We considered various alternative transactions to accomplish the proposed transaction, including a tender offer, a reverse stock split, and a merger whereby shareholders owning less than a certain number of shares would be “cashed out”. Ultimately, however, the board elected to proceed with the Reclassification because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in the company. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See “- Purpose and Structure of the Reclassification” on page [    ] for further information as to why this Reclassification structure was chosen.

In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we concluded that the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. The alternatives we considered included:

Cash-Out Merger. The board considered the reorganization of the company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 601 shares of our common stock would receive cash in exchange for their shares and all other shares of our common stock would have remained outstanding. Accordingly, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in us, to participate in future growth and earnings of the company, or to benefit from any future value received as a result of the sale of the company. While shareholders could consolidate their accounts or acquire sufficient shares to meet or exceed the 601 share threshold in order to retain an equity interest in the company, the board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock could result in a negative tax consequence for those shareholders receiving cash. Assuming that all of the approximately 158,621 shares held of record by shareholders owning fewer than 601 shares were exchanged for $8.90 in cash (the highest known share purchase price in the first quarter of 2009), the capital cost of the transaction would be approximately $1.4 million. In light of the significant anticipated capital cost and the elimination of the opportunity for all shareholders to retain an equity interest, the board rejected this alternative.

Reverse Stock Split. The board considered declaring a reverse stock split, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company.

As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. As a result, we also rejected this alternative.

Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze cost reductions in other areas as an alternative to the Reclassification.

Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced. The Reclassification will not affect our ability to seek or consider business combination transactions in the future.

Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in “—Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ], of being an SEC-reporting company without the expected commensurate benefits. Thus, the board concluded that maintaining the status quo would not to be in the best interests of the company or its unaffiliated shareholders.

Our Position as to the Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, each member of our board of directors and each of our executive officers believes that the “going private” transaction (i.e., the Rule 13e-3 transaction), including all the terms and provisions of the Reclassification, are substantively and procedurally fair to all unaffiliated shareholders as a whole, as well as each group of our unaffiliated shareholders, specifically our unaffiliated shareholders who will retain their shares of common stock, and our unaffiliated shareholders who will receive shares of our Class A Common Stock. Our board of directors unanimously approved the Reclassification and has recommended that our shareholders vote “For” both of the Amendments.

Substantive Fairness

In concluding that the terms and conditions of the Amendments to our articles of incorporation and the Reclassification are substantively fair to unaffiliated shareholders, each member of our board of directors and each of our executive officers considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, each member of our board and each of our executive officers considered the potential effect of the transaction as it relates to all shareholders, both affiliated and unaffiliated, including unaffiliated shareholders receiving Class A Common Stock and to shareholders, both affiliated and unaffiliated, continuing to own shares of common stock. See “- Effects of the Reclassification on Shareholders of Piedmont Community Bank Group, Inc.” beginning on page [    ].

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Class A Common Stock, included the following:

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our common stock trades infrequently, with only 93 trades known to management occurring within the 12 month period ended March 31, 2009 involving only 33,535 shares, or less than 3%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares;

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our smaller shareholders who prefer to remain as holders of common stock may elect to do so by acquiring sufficient shares so that they hold at least 601 shares of common stock in their own names immediately prior to the Reclassification, or may seek to transfer their shares into “street name” with a broker that would own at least 601 shares of common stock; provided, however, that due to the limited market for our common stock as it currently exists, shareholders may find it difficult to locate shareholders willing to sell any shares of common stock that will permit them to acquire additional shares;

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beneficial owners who hold their shares in “street name”, who would receive shares of Class A Common Stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A Common Stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A Common Stock;

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shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs associated with being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company;

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notwithstanding that we will terminate our reporting obligations under the Exchange Act, we will remain subject to both internal and external audit controls, as well as supervision by various regulatory agencies;

•	the Reclassification should not result in a taxable event for any of our shareholders; and

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all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses of approximately $208,000 per year as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Class A Common Stock included:

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they would continue to have an equity interest in the company and therefore participate in any future value received as a result of any sale of the company at the same value per share as holders of common stock;

•	the holders would receive a premium in the payment of any dividends by the company; and

•	no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A Common Stock.

Each member of our board and each of our executive officers considered each of the foregoing factors to weigh in favor of the substantive fairness of the Reclassification to all of our affiliated and unaffiliated shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Class A Common Stock.

Each member of our board and each of our executive officers is aware of, and has considered, the impact of certain adverse factors on the substantive fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, receiving Class A Common Stock. In particular, the factors that our board of directors and our executive officers considered as potentially negative for those shareholders, both affiliated and unaffiliated, receiving Class A Common Stock included:

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they will be required to surrender their shares involuntarily in exchange for the Class A Common Stock, although they will still have the opportunity to participate in any future growth and earnings of the company; and

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they will lose voting rights except in certain limited situations, which loss may result in making the shares of Class A Common Stock less valuable; although the board considered the potential loss in value, and took into account the fact that the premium on the dividends for the Class A Common Stock may have the benefit of making this stock more valuable then the common.

The factors that our board of directors considered as potentially negative for all shareholders included:

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following the Reclassification, you will continue to have limited ability to transfer your shares of our common stock and Class A Common Stock because our shares will be tradable only in privately-negotiated transactions, although based on the historically low trading volume for the common stock, and the fact that the stock has never been listed on any exchange, this will not vary materially from the current situation and is expected to have limited impact;

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you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting the company and its bank subsidiary, such as new offices, acquisitions, economic updates or new product offerings);

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you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our CEO and CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC;

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you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended; and

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Because statutory dissenters’ rights are not available for the Reclassification, you will not be entitled to seek cash payment for the shares of common stock you own at the time the Reclassification is effectuated.

Each member of our board of directors and each of our executive officers believes that these adverse factors do not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, and that the adverse factors are outweighed by the positive factors previously described.

Each member of our board of directors and each of our executive officers believes that the exchange of one share of common stock for one share of Class A Common Stock is fair to our unaffiliated shareholders. In concluding that the one-for-one exchange ratio is fair to our unaffiliated shareholders, our board of directors and our executive officers considered the following factors:

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With respect to the value placed on voting rights, the board believes that the difference in value created from the Reclassification between the common stock with voting rights and the Class A Common Stock with limited voting rights is minimal because the holders of common stock whose shares would be converted into Class A Common Stock in the Reclassification currently own a minority of our shares, representing less than 10% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the Reclassification currently own shares representing over 90% of the outstanding voting rights, so after the Reclassification, those holders of common stock will continue to control the vote of the company.

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The board’s belief that any potential decrease in value from the exchange of common stock for Class A Common Stock associated with the limitation or loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A Common Stock.

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Our smaller shareholders who do not believe the one-for-one exchange ratio of their shares of common stock into Class A Common Stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the Reclassification, may elect to do so by placing the shares into “street name” with a broker having 601 or more shares, or by acquiring a sufficient number of shares so that they hold at least 601 shares of common stock immediately prior to the Reclassification.

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Our shareholders who prefer to receive a premium on dividends in lieu of voting rights may elect to do so by transferring a sufficient number of shares so that they hold less than 601 shares of common stock immediately prior to the Reclassification.

Upon a change in control of the company (which includes the sale of substantially all of the company’s assets), the shares of the Class A Common Stock will convert automatically on a one-for-one basis into shares of the company’s common stock. Therefore, holders of the Class A Common Stock will participate in any value received as a result of any future sale of the company at the same value per share as the holders of the common stock. The board viewed the conversion provision as a benefit to the shareholders receiving Class A Common Stock.

In reaching a determination as to the substantive fairness of the Reclassification, neither our board of directors nor our executive officers considered the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the Reclassification and the shares of Class A Common Stock afford those holders to participate equally with the holders of common stock in any future sale of the company. Because of the foregoing, our board of directors also did not consider any repurchases by the company over the past two years or any report, opinion or appraisal, or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board of directors or our executive officers received any reports, opinions or appraisals from any outside party relating to the Reclassification or the fairness of the consideration to be received by our shareholders, including our unaffiliated shareholders.

Procedural Fairness

Each member of our board of directors and each of our executive officers believes that the Reclassification is procedurally fair to all of our shareholders, whether affiliated or unaffiliated. In concluding that the Reclassification is procedurally fair to our shareholders, whether affiliated or unaffiliated, our board of directors and our executive officers considered a number of factors. The factors that our board of directors considered positive for all shareholders included the following:

•	the Reclassification is being effected in accordance with all applicable requirements of Georgia law;

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management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time eliminating the costs and burdens of public company status; and

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shareholders will have the opportunity to determine whether or not they will remain shareholders owning common stock, or shares of Class A Common Stock after the Reclassification by acquiring sufficient shares so that they hold at least 601 shares of common stock immediately prior to the Reclassification or disposing or subdividing sufficient shares so that they hold less than 601 shares of common stock immediately prior to the Reclassification, so long as they act sufficiently in advance of the Reclassification so that the sale or purchase is reflected in our shareholder records by the close of business

(local time) on [ ], 2009, the expected effective date of the Reclassification, although due to the limited market for our common stock, shareholders may have difficulty in acquiring shares.

Each member of our board of directors and each of our executive officers considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our shareholders, both affiliated and unaffiliated, whether they will receive shares of Class A Common Stock or continue to hold shares of common stock.

Each member of our board and each of our executive officers is aware of, and has considered, the impact of the following other factors which could adversely affect both affiliated and unaffiliated shareholders receiving Class A Common as well as those affiliated and unaffiliated shareholders continuing to own common stock, on the procedural fairness of the Reclassification:

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although members of the board have a potential conflict of interest since they will primarily retain shares of common stock based on current ownership, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A Common Stock for the purpose of negotiating the terms of the Reclassification;

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we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A Common Stock, the fairness of the transaction to those shareholders receiving shares of Class A Common Stock, or the fairness of the transaction to the company.

Each member of our board of directors and each of our executive officers believes that the foregoing adverse factors do not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our shareholders, both affiliated and unaffiliated, whether receiving shares of Class A Common Stock or continuing to own shares of common stock, and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership of common stock following the Reclassification (equaling an increase from approximately [    ]% to approximately [    ]% in total common share ownership for all directors and executive officers, inclusive of their exercisable options) and who will be treated identically to other shareholders in the Reclassification, was a sufficient procedural safeguard that made it unnecessary to retain an independent fairness advisor.

In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving Class A Common Stock would continue to retain an equity interest in the company and also would receive premiums to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders. We have never declared or paid cash dividends and no assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Approval of the Reclassification by a majority of the unaffiliated shareholders is not required. Our board of directors believes that such a provision is unnecessary in light of the facts that: (i) the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate, and shareholders will receive Class A Common Stock, or will retain their common stock, based on the number of shares owned and regardless of whether they are affiliated or unaffiliated shareholders; and (ii) although our affiliated shareholders beneficially own [    ]% of the outstanding stock, a majority of the outstanding shares eligible to vote in favor of the Reclassification is needed in order to effect it and, therefore, the affiliated shareholders do not solely control the outcome of the vote on the Reclassification. Each member of our board of directors and each of our executive officers also determined that the other safeguards regarding the procedural fairness of the transaction as described above supported their decision not to require separate approval of the Reclassification by the unaffiliated shareholders.

The board also considered whether there is any impact on the value of the Class A Common Stock as compared to the common stock due to the limited voting rights held by the Class A Common Stock. The board determined the difference in voting rights was generally offset by the preferred dividend rights. Moreover, the board determined that the difference in voting rights was not material since the holders of common stock whose shares would be converted into Class A Common Stock in the transaction currently own a minority of our shares, or less than 10% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing more than 90% of the outstanding voting rights, and will continue to control the vote of the company after the Reclassification.

Each member of our board of directors and each of our executive officers therefore believes that the Reclassification is substantively and procedurally fair to all shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Class A Common Stock. In reaching this determination, we have not assigned specific weights to particular factors, but have considered all factors as a whole. None of the factors that we considered led us to believe that the Reclassification is unfair to any of our shareholders.

We have not made any provision in connection with the Reclassification to grant you access to our corporate files or to obtain appraisal services at our expense. With respect to access to our corporate files, under Code Section 14-2-1602 of the Georgia Business Corporation Code, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the company that are required to be kept at the company’s principal office which include:

•	current articles of incorporation;

•	current bylaws;

•	resolutions relating to the rights and preferences of the outstanding stock of the company;

•	minutes of shareholder meetings and records of all actions taken without a meeting for the past three years;

•	all written communications to shareholders over the last three years;

•	names and business addresses of the company’s officers and directors; and

•	the most recent annual report delivered to the Secretary of State.

A shareholder must give the company written notice at least five business days in advance of any inspection. In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the company written notice at least five business days beforehand: excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access shareholders are given to the company’s records under Georgia law, the board believed these statutory safeguards adequately protect shareholders ability to access information on the company. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and stockholders’ ability to access our corporate records under Georgia law, as described above, provide you with adequate information. With respect to obtaining appraisal services at our expense, the board did not consider these actions necessary or customary.

Board Recommendation

Each member of our board of directors and each of our executive officers believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Class A Common Stock, and our board unanimously recommends that you vote “FOR” the proposals to adopt both Amendments to our articles of incorporation and to effect the Reclassification.

Purpose and Structure of the Reclassification

The purposes of the Reclassification are to:

•	reduce the number of holders of record of our common stock to under 300, which will terminate our SEC reporting requirements thereby achieving significant cost savings;

•	allow all of our shareholders to retain an equity interest in the company; and

•	allow our management to refocus time spent on SEC-reporting obligations to our business operations and growth.

For further background on the reasons for undertaking the Reclassification at this time, see “- Background of the Reclassification” beginning on page [    ] and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

Effects of the Reclassification on Piedmont Community Bank Group, Inc.

The Reclassification will have various effects on the company, which are described below.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our articles of incorporation currently authorizes the issuance of 10,000,000 shares of voting common stock. The number of authorized shares of general common stock will be reduced to 9,800,000 after completion of the Reclassification in order to allow for the issuance of the new class designated Class A Common Stock. As of the record date, the number of outstanding shares of common stock was 1,630,734. Based upon our best estimates, if the Reclassification had been consummated as of the record date, the number of outstanding shares of common stock will be reduced from 1,630,734 to approximately 1,472,113. The shares of common stock that will be reclassified as Class A Common Stock will be retired and held as authorized but unissued common stock.

We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans. However, in the event that we later desire to issue additional shares of stock in order to raise capital or as part of an acquisition, the requirement to limit the number of holders of record could be impeded.

Effect of the Proposed Transaction on Our Class A Common Stock

Our articles of incorporation currently do not authorize the issuance of any specific designated class of common stock. The Amendments to our articles of incorporation will authorize the issuance of 200,000 shares of common stock, designated Class A Common Stock. The shares of Class A Common Stock that will be issued in the Reclassification constitute a new and separate class of common stock having those rights described in “- Class A Common Stock” beginning on page [    ], as well as in the attached Appendix A. After completion of the Reclassification, we will have approximately 158,621 shares of Class A Common Stock outstanding. For additional information regarding our capital structure after the Reclassification, see “Description of Capital Stock” beginning on page [    ].

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our common stock will be held by fewer than 300 record shareholders and the Class A Common Stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will be terminated pursuant to Rules 12g-4 and 12h-3 of the Exchange Act. We will apply for termination of our reporting obligations as soon as practicable following completion of the Reclassification. Following completion of the Reclassification, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports.

The suspension of the filing obligations will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. We estimate that we will save approximately $208,000 on an annual basis. See “—Reasons for the

Reclassification; Fairness of the Reclassification; Board Recommendation” beginning page [    ] for a breakdown of these anticipated savings.

Effect on Trading of Common Stock

Once we stop filing reports with the SEC, our common stock will no longer be available for public trading. However, our common stock is not actively traded and is not listed on any exchange. Consequently, we believe that the Reclassification will have little practical effect on trading.

Other Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $90,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Effect on Outstanding Options

We currently have stock option plans for eligible directors, officers, and key employees of the company and our bank subsidiary. There are currently outstanding options to purchase 322,369 shares of our common stock at a weighted average exercise price of $11.67 per share, of which 321,969 are vested. The Reclassification will not affect any outstanding options each option, after the Reclassification, will continue to be exercisable for one share of common stock.

Effect on Conduct of Business after the Reclassification

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the Reclassification is not anticipated to have any effect upon the conduct of our business.

Potential Anti-Takeover Effects

The shares of Class A Common Stock will automatically convert into common stock on a one-for-one basis upon a change in control of the company. These automatic conversion rights could have the effect of deterring potential acquirers since these rights increase the number of shares required in order to control the company. The board of directors, however, did not propose the Amendments for the purpose of discouraging mergers or changes in control of the company. We are not aware of any potential takeover efforts.

Effect on Our Directors and Executive Officers

We do not anticipate that the Reclassification will have any affect on our directors and executive officers, other than with respect to a relatively minor increase in their voting rights. We expect that most of our directors and executive officers will hold more than 601 shares at the effective time of the Reclassification. As a result, they will continue to hold the same number of shares after the Reclassification. However, because total outstanding shares of common stock will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held [            ] shares, or [    ]% of our common stock (including their exercisable options to purchase shares of common stock). Based upon our estimates, taking into account the effect of the Reclassification on our outstanding shares as described above, our directors and executive officers will beneficially hold approximately [    ]% of our common stock (including exercisable stock options).

In connection with the suspension of our reporting obligations under the Exchange Act, our directors and executive officers will no longer be subject to the reporting and short-swing profit rules of Section 16 of the Securities Exchange Act, and thus may realize “short-swing” profits on purchase and sales of our securities that occur within a six-month period. Currently, under Section 16 of the Exchange Act, we are entitled to receive any short-swing profits from the affiliate. In addition, information about our directors and executive officers compensation and stock ownership will no longer be publicly available. The suspension of our reporting obligation will also relieve our directors and executive officers from liability under Section 18 of the Exchange Act for any statements made by him or her in any our filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact.

Because our reporting obligations under the Exchange Act will be terminated, our executive officers and directors will be deprived of the ability to dispose of their shares of our common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which could result in a lower purchase price for the shares.

Due to the fact that all shares issued in the Reclassification will be equivalent to common shares in the event of a liquidation or sale of the company, the Reclassification will not have a material effect on the value of our directors’ and executive officers’ interest in our net book value per common equivalent share or net earnings per common equivalent share.

Elimination of Liability Under Section 18 of the Exchange Act.

Because we will no longer be required to file any reports under the Exchange Act, we will no longer be subject to liability under Section 18 of the Exchange Act. Generally, Section 18 provides that if we make a false or misleading statement with respect to any material fact in any of our filings pursuant to the Exchange Act, in light of the circumstances at the time the statement was made, we would be liable to any person who purchases or sells a security at a price that is affected by the statement.

Elimination of Protection Under Section 16 of the Exchange Act.

Because neither our common stock nor Class A Common Stock will be registered under the Exchange Act, beginning 90 days after the effectiveness of the Reorganization, we will no longer be entitled under Section 16 of the Exchange Act to any “short-swing” profits realized by our directors, officers or 10% shareholders on purchases and sales of our securities that occur within a six-month period.

Effects of the Reclassification on Shareholders of Piedmont Community Bank Group, Inc.

The general effects of the Reclassification on the shareholders owning common stock and the shareholders who will own Class A Common Stock are described below.

Effects of the Reclassification on Shareholders Receiving Class A Common Stock

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, receiving Class A Common Stock. Because all of our affiliates currently own more than 600 shares of common stock, however, we do not anticipate that any affiliate will receive Class A Common Stock. Our board of directors and our executive officers considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Class A Common Stock will:

•	be entitled to receive a dividend premium equal to 105% of any dividend paid on the common stock; and

Negative Effects:

As a result of the Reclassification, the affiliated (if any) and unaffiliated shareholders receiving Class A Common Stock will:

•	have voting over the general affairs of the company limited to voting on matters where required by statute; and

•	continue to hold shares that, like our shares of common stock, will not have any active public trading market.

Effects of the Reclassification on the Common Shareholders

The Reclassification will have both positive and negative effects on the shareholders, both affiliated and unaffiliated, continuing to own common stock. Our board of directors and our executive officers considered each of the following effects in determining to approve the Reclassification.

Positive Effects:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will:

•	continue to exercise the sole voting control over the company;

•	because the number of outstanding shares of common stock will be reduced, have a relative increase in voting power; and

Negative Effect:

As a result of the Reclassification, the affiliated and unaffiliated shareholders retaining their common stock will be subject to certain dividend preferences of the Class A Common Stock.

Plans and Proposals

Other than as described in this proxy statement, neither we nor our board of directors nor our executive officers have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and terminating our reporting obligations. Nevertheless, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the Reclassification described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee, which is what is meant by “street name”. If that single nominee is the record shareholder for 601 or more shares, then the stock registered in that nominee’s name will be unaffected by the Reclassification. Because the Reclassification only affects record holders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 601 shares. Upon completion of the Reclassification, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the Reclassification, even if the number of shares they own is less than 601. If you hold your shares in “street name”, you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the Reclassification, you may have no way of knowing whether you will receive shares of Class A Common Stock in the Reclassification until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold 601 or more shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

Shareholders who would prefer to remain as holders of common stock may elect to do so by acquiring sufficient shares so that they hold at least 601 shares in their own name immediately prior to the Reclassification, although this may be difficult based upon the limited market which currently exists for our common stock. In addition, beneficial owners who would receive shares of Class A Common Stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A Common

Stock as a part of the Reclassification, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the Reclassification so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also shareholders will participate in the Reclassification in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own 601 or more shares of common stock, and will therefore continue as holders of common stock if the Reclassification is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and officers will own a larger relative percentage of the common stock on a post-reclassification basis. This represents a potential conflict of interest because our directors and officers unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, each member of our board and each of our executive officers believes the proposed Reclassification is fair to all of our unaffiliated shareholders, including our unaffiliated shareholders who will retain common stock and our unaffiliated shareholders who will receive Class A Common Stock, for the reasons discussed in the proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the Reclassification was not a consideration in the board’s decision to approve the Reclassification or in determining the 600-share cutoff for retaining common stock. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. Furthermore, the increase in each director’s percentage voting ownership of our stock resulting from the Reclassification is expected to be insignificant. As a group, the percentage beneficial ownership of all directors and executive officers would increase from approximately [    ]% to approximately [    ]% after the Reclassification, which also is unlikely to have a practical effect on their collective ability to control the company.

In addition, our board of directors recognized that holders of common stock who will receive Class A Common Stock in the transaction may wish to remain voting shareholders of the company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of Class A Common Stock. See “Description of Capital Stock” beginning on page [    ]. See “- Background of the Reclassification” beginning on page [    ] and “- Reasons for the Reclassification; Fairness of the Reclassification; Board Recommendation” beginning on page [    ].

None of our executive officers or directors, who each beneficially own at least 601 shares of common stock, has indicated to us that he or she intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 600 shares are held in each account, so that the holders would receive shares of Class A Common Stock in connection with the conversion of their common stock.

Financing of the Reclassification

We expect that the Reclassification will require approximately $90,000 consisting of professional fees and other expenses payable by us related to the Reclassification. See “- Fees and Expenses” beginning on page [    ] for a breakdown of the expenses associated with the Reclassification. We intend to pay for the expenses of the Reclassification through cash-on-hand.

Material Federal Income Tax Consequences of the Reclassification

The following discusses the material federal income tax consequences to us and our shareholders that would result from the Reclassification. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of their individual circumstances.

Federal Income Tax Consequences to Piedmont Community Bank Group, Inc.

We believe that the Reclassification would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock after the Reclassification, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the Reclassification. We anticipate that most if not all of the members of our board of directors and our executive officers will be part of this group. Therefore, none of our directors or executive officers will recognize any gain or loss in connection with the Reclassification and each of these individuals will have the same adjusted tax basis and holding period for their shares as they had immediately prior to the Reclassification.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A Common Stock

Shareholders receiving Class A Common Stock in exchange for their common stock should not recognize any gain or loss or dividend income in the Reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A Common Stock.

Although the Reclassification should be treated as a tax-free reorganization and the exchange of common stock for Class A Common Stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Class A Common Stock, in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is preferred stock in which:

•	the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock,

•	the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock,

•

the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised, or

•	the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices.

Further, non-qualified preferred stock means stock which does not participate in corporate growth to any significant extent. Stock will not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the company.

The Class A Common Stock should not be considered “nonqualified preferred stock” because:

•	it is entitled in all circumstances to dividends that are no less in amount than the amount of dividends to which the common stock is entitled;

•	the amount distributed with respect to a share of the Class A Common Stock in the event of a liquidation is equal to the amount distributed with respect to one share of our common stock; and

•	upon a change in control, the Class A Common Stock will automatically convert into shares of common stock on the basis of one share of common stock for each share of Class A Common Stock.

Nevertheless, if the IRS were to successfully contend that the Class A Common Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Class A Common Stock would be treated the same as the receipt of cash in the Reclassification.

Sale of Stock

Where the Class A Common Stock is received for common stock in a tax-free recapitalization, the proceeds from a subsequent sale of this Class A Common Stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is not common stock (generally defined to mean stock limited in liquidation and/or dividend rights), the stock received in the liquidation will be considered “Section 306 Stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if cash has been distributed (instead of the stock actually distributed) and the cash distribution would have been treated as a dividend in whole or in part. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class A Common Stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party (such as certain family members), and in such cases, the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class A Common Stock received would be classified as Section 306 Stock.

If the Class A Common Stock is classified as Section 306 Stock, the proceeds from a subsequent sale of the Class A Common Stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any, would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., currently 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2011.

If the Class A Common Stock is classified as Section 306 Stock and the stock is subsequently redeemed by the company, it is treated as a distribution of property which in part (pursuant to the rules described below) could be treated as a dividend. However, should the redemption be a “complete termination” of your interest in the company (as described below), the sales and exchange treatment described in the preceding paragraph should be appropriate.

In addition, if Section 306 Stock was issued with respect to common stock of a corporation and such Section 306 stock is subsequently exchanged for common stock of the same corporation, then the common stock so received will not be treated as Section 306 Stock. Should the Reclassification be effectuated, our articles of incorporation will provide that prior to certain “Changes in Control” the Class A Common Stock will be converted back into common stock, and as such, should no longer be considered 306 Stock.

Regulatory Requirements

In connection with the Reclassification, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our articles of incorporation with the Georgia Secretary of State, in accordance with Georgia law; and

•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the Reclassification will be in accordance with U.S. generally accepted accounting principles.

Fees and Expenses

We will be responsible for paying the Reclassification related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $90,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$65,000
Accounting fees and expenses	10,000
Edgarization, printing and mailing costs	10,000
Miscellaneous	5,000

Total	$90,000

We anticipate that these fees will be paid through cash-on-hand.

INFORMATION ABOUT PIEDMONT COMMUNITY BANK GROUP

Directors and Executive Officers

The following table and text provide certain information about our directors, including our Class III nominees, and our executive officers. Included in the information in the table below and the biographies that follow are the (i) name, (ii) current principal occupation or employment, and (iii) material occupations, positions, offices or employment during the past five years. Each person identified below is a United States citizen. Unless otherwise noted, the principal business address of each person identified below is c/o Piedmont Community Bank Group, Inc. 110 Bill Conn Parkway, Gray, Georgia 30132 and the business telephone number is (478) 986-5900. The individuals identified below and Piedmont Community Bank Group collectively constitute the “filing persons” under Rule 13e-3 of the Exchange Act with respect to the Reclassification.

Each of our directors other than Roy H. Fickling has served as a director since our incorporation in 2006 and each director other than Mr. Fickling and R. Drew Hulsey, Jr. has served as a director of Piedmont Community Bank since its opening in 2002. Mr. Fickling joined both boards in 2008. Mr. Hulsey joined the bank’s board in 2003 when he became chief executive officer. All of our directors other than Mr. Hulsey and Mickey C. Parker, who are also executive officers, qualify as “independent” directors as defined by Nasdaq Marketplace Rule 4200(a)(15).

Name	Age	Year Term Expires	Position(s)
Christine A. Daniels	59	2011	Director of both institutions; Secretary of both institutions

Franklin J. Davis	48	2011	Director of both institutions

Joseph S. Dumas	59	2009	Director of both institutions

Roy H. Fickling	43	2011	Director of both institutions

Terrell L. Fulford	59	2009	Director of both institutions; Vice Chairman of both institutions

Arthur J. Goolsby	66	2010	Director of both institutions

James R. Hawkins	46	2011	Director of both institutions

Dr. John A. Hudson	68	2010	Director of both institutions; Chairman of both institutions

R. Drew Hulsey, Jr.	46	2011	Director of both institutions; CEO of both institutions

Robert C. McMahan	68	2010	Director of both institutions

Mickey C. Parker	54	2010	Director of both institutions; President of both institutions

Zelma A. Redding	66	2009	Director of both institutions

Julie Simmons	45	N/A	Chief Financial Officer of both institutions

Angela M. Tribble	47	2009	Director of both institutions

Set forth below is certain biographical information regarding our directors and executive officers, including their recent business experience, which covers a minimum of five years:

CHRISTINE A. DANIELS – Mrs. Daniels is a lifelong resident of Jones County. She recently retired from Wachovia Securities where she spent the past six years employed as a registered sales associate. Prior to that she spent 33 years in the insurance industry (all with CIGNA Insurance Company). During her career Mrs. Daniels received a degree in management from the Insurance Institute of America and worked for ACE Property and Casualty (formerly CIGNA P&C) where she was the Office Manager for the company’s Macon location. Mrs. Daniels has been involved with several organizations, including the American Heart Association, Jones County Little League, American Cancer Society’s Relay for Life and Jones County History & Heritage (Treasurer).

FRANKLIN J. DAVIS – Mr. Davis was born and raised in Jones County. He is a graduate of Georgia College and State University with a degree in accounting. From 1996 to 2000 Mr. Davis was the owner of Frank J. Davis, CPA firm. From 2001 through 2006 he was a principal partner of Davis, Merritt & Cleveland CPAs. From January 1, 2007 to the present he has been a principal partner of Davis & Cleveland, CPAs. The CPA firm has offices in Gray and Milledgeville, Georgia.

JOSEPH S. DUMAS – Mr. Dumas grew up in Hillsboro, Georgia. He is a graduate of Monticello High School and the University of Georgia where he received his Bachelor of Business Administration major in real estate and urban development. Mr. Dumas has been accepted as a Member of the Appraisal Institute (MAI) and is a Certified General Appraiser of the State of Georgia. He is a past Macon-Bibb County Planning and Zoning Commissioner and former Trustee and officer of the Stratford Academy Board of Trustees. He is past president of the Middle Georgia Chapter of Real Estate Appraisers. Mr. Dumas has been the owner and president of Southland Appraisals, Inc. for over 26 years. His company does agricultural, timber and commercial real estate appraisals over the entire state of Georgia.

ROY H. FICKLING – Mr. Fickling is the owner and president of Fickling & Company, Inc., a Macon, Georgia-based regional real estate development, brokerage, management and consulting firm, since October 1993, and an officer/director of several closely held investment and operating companies. He is also the president of Riverside Automotive, Inc. and Riverside Ford, Inc. and serves as a director of Oxigene Inc., (NASDAQ:OXGN), a clinical state biopharmaceutical company based in Waltham, MA. Mr. Fickling was a founding director of Rivoli Bank & Trust of Macon and of Beech Street, U.K., Ltd. of London, England, an international healthcare administration firm. He was a major shareholder and advisor to Beech Street Corporation, the largest private PPO network, prior to its acquisition by Concentra, Inc. in 2005. Mr. Fickling currently serves on the Georgia Rail Passenger Authority (appointed by the Governor) and on the Georgia Technology Authority (appointed by the Speaker of the House). Mr. Fickling currently serves on several civic boards including the Macon/Bibb County Chamber of Commerce, Education First, Shield Club, WRALC Museum of Aviation, and the Georgia Aviation Hall of Fame (Board of Electors). In the recent past, Mr. Fickling has served on the board of the Macon Downtown Rotary Club, the Commission on Macon/Atlanta Rail, Macon Economic Development Commission, Wesleyan College (Vice Chairman and Chairman of the Finance Committee), Tubman African American Museum, City Club of Macon, Mid Summer Macon, Cherry Blossom Festival, United Way of Central Georgia, Mercer University Executive Forum (steering committee), and the American Heart Association of Macon. Mr. Fickling has received several awards for his civic involvement including WRLAC 116th Air Wing Honorary Commander, Keep Macon/Bibb Beautiful Leadership Award, Macon Economic Development Commission Champion of the Year (twice), Macon Arts Alliance Cultural Leadership Award, Keep Macon/Bibb Beautiful Man of the Year Award, and Macon Magazine Young Leader of the Year. Mr. Fickling holds a B.A. in Business Administration (Banking & Finance) from the University of Georgia.

TERRELL L. FULFORD – Mr. Fulford was born in Macon, Georgia. He moved to Jones County in 1963 and graduated from Jones County High School in 1967. He worked with his father (Fulford and Sons Construction) from 1967—1980, worked for Georgia Power for several years, then formed Fulford and Willis Construction Company in 1982. In 1987, Mr. Fulford purchased Roof Truss Company of which he is the current President and co-owner. Mr. Fulford is also co-owner and CEO of Fulford and Willis Rentals, Inc., a residential and commercial rental company. Mr. Fulford is active in local government, having served as District Three Representative on Gray City Council from July 2000 to present. He is a member and two-time past president of the Lions Club of Jones County. He is a member of Sincerity Lodge #430, member and former director of the Jones County/Gray Chamber of Commerce, a former member of the American Health Association of Jones County of which he has held both the president and vice president positions for several years. Mr. Fulford is also a former member and charter Treasurer of the Jones County Exchange Club and is in his third year as Chairman of the Gray Station Better Hometown Program.

ARTHUR J. GOOLSBY – Mr. Goolsby is a lifelong resident of Jones County. He attended both Middle Georgia College and the University of Georgia, graduating with a degree in geology. Mr. Goolsby was employed in the kaolin industry for several years working in General Refractories and U.S. Borax. In the late 1960s and early 1970s he was employed by the State Environmental Division and Reynolds Aluminum. He has been self employed in the land and timber business since the late 1970s. Mr. Goolsby is a partner in James Emory, Inc. and Penmain Head, LLC and owner of Jones Central, LLC, all land oriented businesses.

JAMES R. HAWKINS – Mr. Hawkins is a resident of Bibb County. Since 1982, Mr. Hawkins has been self employed in various ventures such as construction, land and timber and aviation. He is currently owner of Siteco, which is an earthmoving and grading company that primarily serves Middle Georgia. He also owns Fairmont Equipment, LLC, an equipment company, and is involved in various commercial and residential real estate partnerships. Mr. Hawkins is an Airline Transport rated commercial pilot with approximately 6,000 hours of flight experience.

JOHN A. HUDSON – A resident of Jones County, Mr. Hudson was born in Bremen, Georgia and lived there until his family moved to Missouri. He graduated from high school in Clinton, Missouri. Dr. Hudson attended the University of Missouri and earned AB and MD degrees. He obtained his post graduate training in internal medicine, cardiology, and critical care medicine in California; first at the U.S. Naval Hospital, San Diego and then at Mercy Hospital, also in San Diego. He joined the Mercer University School of Medicine Faculty before that school opened in 1982. In addition to clinical practice and teaching Dr. Hudson has served in several administrative capacities at the Mercer Medical School and the Medical Center of Central Georgia. These include: Director of Medical Education, Associate Dean for Clinical Education, Executive Associate Dean and Chairman of the Department of Internal Medicine. He now serves as Professor of Internal Medicine and Cardiology for the Mercer Medical School and Associate Medical Director of the Georgia Heart Center at the Medical Center of Central Georgia.

R. DREW HULSEY, JR., – Mr. Hulsey graduated with a BBA in Finance from Georgia Southern University. He is also an alumnus of the Graduate School of Banking at Louisiana State University. Mr. Hulsey has been in banking since 1985. Before joining the Bank as CEO in 2003 he most recently served as Regional Business Banking Manager at BB&T in Macon. He also served as City Executive for BB&T in Tifton, GA, and has commercial and retail banking experience with Commercial Banking Company in Valdosta, SunTrust Bank and Bank of America. Mr. Hulsey is a board member for a local charitable foundation and an advisory board member for the Central Georgia Boy Scout Council.

ROBERT C. McMAHAN – Mr. McMahan has been President and CEO of Golden Point Group, Inc., a company specializing in small business investments, since December 1994. Mr. McMahan is the former Chairman and CEO of Decatur Federal and DFSoutheastern, Inc. headquartered in Decatur, Georgia. With the merger of First Union and Decatur Federal, he was appointed Vice Chairman. He is currently a member of the Board of Directors for Cotton States Insurance, Mountain Heritage Bank, UCB Financial Group, Inc. and its subsidiary Atlanta Business Bank and is the Vice Chairman of Greater Atlanta Christian School and Secretary of Greater Atlanta Christian School Foundation and board member of Georgia Agape, Inc. He has previously served on the Board of Directors of Citizens Trust, First Union National Bank of Georgia, and First Union Corporation of Georgia. Mr. McMahan is the former Vice Chairman of the Savings and Community Banks of America. A native of Sevierville, Tennessee, Mr. McMahan is a graduate of the University of Tennessee and an alumnus of the Graduate School of Savings and Loan at the University of Indiana. Mr. McMahan and his wife, Judy, have two adult children and two grandchildren.

MICKEY C. PARKER – Mr. Parker is a 1977 graduate of Mercer University with a double BA in Business Administration and Political Science. He is also a graduate of the Southeastern School of Advanced Commercial Lending at Vanderbilt and is in the third year of the Stonier National Stonier Graduate School of Banking. Mr. Parker began his banking career with Citizens & Southern National Bank in 1973. His experience includes Regional Cashier, Regional Human Resources Officer, Commercial Lending Officer and Manager of Professional & Executive Banking. Mr. Parker was City President for Magnolia State Bank for several years prior to joining our bank as President in 2002. Mr. Parker has been very active in civic and community organizations. Positions he has held include: president of Bank Administration Institute, education director for Middle Georgia American Institute of Banking, president of Middle Georgia Computer Club, and president of the Gray/Jones County Chamber of Commerce. He is currently a member of the Jones County Development Authority, the Middle Georgia Workforce Investment Board, Jones County Exchange Club and the Gray Down Town Development Authority. Mr. Parker is a native of Thomaston, Georgia. He and his wife, Kathy, have two children.

ZELMA A. REDDING – Mrs. Redding was born in Macon, Georgia. She is the widow of legendary singer Otis Redding. She attended Crandall Business College where she received her business degree in 1970. In 1972, she opened her own booking agency the Redding Theatrical Agency and The Big O Record Shop. In 1977, she opened New Directions night club. Mrs. Redding’s main focus on a daily basis is working with Universal Music Publishing Group to oversee the copyrights and use of her husband’s world-famous image and songs. She also oversees an annual scholarship in honor of her husband, and is planning a music education camp for the Big “O” Youth Educational Dream Foundation, which she will launch in the summer of 2008. She also serves on the Board of the Boys and Girls Club of Central Georgia and is a partner in two Zaxby’s food chains in Jacksonville, Florida. Mrs. Redding’s hobbies include fishing, cross-stitching, traveling and spending time with her children and grandchildren.

JULIE SIMMONS – Ms. Simmons began her banking career in 1983. She has worked in the banking industry in Milledgeville, Macon and Dawsonville, Georgia. Prior to joining us in 2001 Ms. Simmons had most recently served as internal audit director for Century South Banks from 1996 to 2001. She graduated from Georgia College in Milledgeville, Georgia. Ms. Simmons has served as our chief financial officer since our incorporation in 2006 and has served as our bank’s chief financial officer since inception.

ANGELA M. TRIBBLE – Mrs. Tribble is a lifelong resident of Jones County. She graduated magna cum laude from Georgia College & State University in 1983 upon completion of a Bachelor of Science Degree in mathematics and a minor in Computer Information Systems. Mrs. Tribble worked in computer software programming for 14 years. She has been the co-owner and financial manager of Dairy Queen of Gray for over five years. Mrs. Tribble assists in the management and accounting of various real estate companies. She is a past board member of the Jones County/Gray Chamber of Commerce.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors and officers and members of their immediate family are customers of our bank subsidiary and have had and expect to have loan transactions with our bank in the ordinary course of business. In addition, some of our directors and officers are, at present, as in the past, affiliated with businesses which are customers of our bank and which have had and expect to have loan transactions with our bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, no loan to an officer or director exceeds 10% of our equity capital.

In the normal course of business, our bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating approximately $3,773,969 as of December 31, 2008, or approximately 23% of our consolidated shareholders’ equity, and approximately $3,280,000 as of December 31, 2007, or approximately 19% of our consolidated shareholders’ equity. As March 31, 2009 the total loans outstanding to our executive officers, directors and their affiliates totaled approximately $4 million or 23% of our consolidated shareholders’ equity.

In order to maintain our bank’s “well capitalized” regulatory status at December 31, 2008 we sold two promissory notes in December 2008 for aggregate proceeds of $525,000. One of the notes, with a principal balance of $500,000, was sold to an entity owned by Jim Goolsby and Roy Fickling, who are both directors. The other promissory note, with a principal balance of $25,000, was sold to another director. The notes carry interest rates equal to 12% per annum and mature on December 31, 2009. Proceeds of $400,000 from the issuance of these notes were contributed to our bank subsidiary prior to year end to bolster its capital ratios.

As of March 31, 2009, we had options outstanding to our directors, executive officers and employees to purchase up to 322,369 shares of common stock. Other than these options, neither we nor any of our affiliates are party to agreement, arrangement, or understanding, with respect to our securities, including agreements with respect to the transfer or voting of securities, joint ventures, puts or calls, and the giving or withholding of proxies, consents or authorizations.

EXECUTIVE COMPENSATION

Overview

The primary objectives of our executive compensation programs are to attract and retain top managerial talent and to reward them based on both individual and overall company performance. To achieve these objectives, and to determine the specifics of each element of overall compensation, we focus largely on levels and elements of compensation that are offered by similarly-situated competitors in our market area. We believe that this focus is justified in our situation because of the intense competition that we face for executive talent. The banking industry in our market area is more fraternal than many other industries. As a result, executives in our industry are generally aware of how their peers are compensated. If we are not competitive in terms of overall compensation, then we risk losing members of our management team to other financial institutions. Furthermore, we would not be able to attract key personnel if we were unable to offer compensation packages that are at least comparable, if not more attractive, than those offered by our competitors.

As is customary for similarly-situated financial institutions in our area, we primarily compensate our senior management through a mix of base salary, bonus and equity compensation. We also offer standard other benefits and perquisites, although these elements comprise only a minor portion of the overall compensation paid to our executives. We tend to determine the amount of each element of compensation separately based on industry standards as opposed to first setting overall compensation that is subsequently allocated between the various elements. However, once the individual elements of compensation are preliminarily determined, we will also examine the overall compensation package to ensure that it is reasonable and designed to meet our objectives. While the starting point is usually tied to industry practices for similarly-situated executives, we will make adjustments based on factors that distinguish us from our competitors. For example, since we are smaller than many of the regional banks that we compete with, we may be unwilling or unable to match base salary levels for similar executives with these larger institutions. However, we believe that our equity compensation may be more attractive because we have the opportunity to grow at a faster rate than our larger peers if we can successfully implement our business plan.

Summary Compensation Table

The table below provides information concerning the compensation paid to our chief executive officer and our two most highly compensated executive officers (other than our CEO) for services in all capacities for the years ended December 31, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[2]	Total ($)

R. Drew Hulsey, Jr. CEO	2008	157,004	49,157	0	32,692	0	2,109	34,697	275,659
	2007	147,833	47,439	0	32,692	0	0	24,802	252,766

Mickey C. Parker President	2008	130,993	26,334	0	32,692	0	12,028	30,670	232,717
	2007	124,498	25,414	0	32,692	0	0	29,943	212,547

Julie Simmons CFO	2008	102,673	20,287	0	32,336	0	1,143	17,873	174,312
	2007	94,339	18,298	0	32,336	0	0	13,717	158,690

1	The figures in this column represent the dollar amount recognized for financial statement reporting purposes for the respective year. For a discussion of the assumptions that were used in determining these amounts please refer to footnote 10 to the audited financial statements that are included with the annual report that accompanies this proxy statement.
2	The amounts in this column include, with respect to Messrs. Hulsey and Parker, personal use of bank automobile, bank-paid insurance premiums, director fees of $7,200 for 2008 and $6,600 for 2007 for each individual and matching contributions under a 401(k) plan.

Outstanding Equity Awards at December 31, 2008

The following table provides information concerning unvested options, unexercised options, and equity incentive plan awards for each of our named executive officers as of December 31, 2008.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
R. Drew Hulsey, Jr. CEO	49,382	—	11.67	2/16/2015
	21,438	—	11.67	2/09/2016

Mickey C. Parker President	49,382	—	11.67	2/16/2015
	21,438	—	11.67	2/09/2016

Julie Simmons CFO	14,814	4,938	11.67	2/16/2015
	8,574	—	11.67	2/09/2016

Employment Agreement with R. Drew Hulsey, Jr.

In February 2005, Piedmont Community Bank entered into a Second Amended and Restated Employment Agreement with R. Drew Hulsey, Jr. whereby Mr. Hulsey is employed as the bank’s chief executive officer. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term so that the term always remains at an additional two years unless either party gives written notice to the other that the term will not be extended further.

During the term of his employment Mr. Hulsey will be entitled to (a) such incentives and discretionary bonuses as may be authorized, declared and paid by the board of directors; (b) health and dental (including dependents), disability and life insurance, including term life insurance in an amount at least equal to three times his base salary; and (c) membership in social, professional and civic clubs as determined by the board of directors. Mr. Hulsey will also be reimbursed for expenses reasonably incurred by him in the performance of his responsibilities and duties for the bank.

Mr. Hulsey’s employment agreement will be terminated by his death or disability. It may also be terminated by the discharge by the bank of Mr. Hulsey for “cause”, as defined in the employment agreement. If Mr. Hulsey is terminated without cause, or if Mr. Hulsey leaves for “good reason” (as defined in the employment agreement) then the bank will pay Mr. Hulsey severance compensation in an amount equal to two times his annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will pay the cost of monthly COBRA continuation coverage, less the amount of premiums by active employees receiving the same coverage, for up to two years or, if shorter, until Mr. Hulsey is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2008, the bank would have had to pay Mr. Hulsey $314,000 over a 24-month period and would have had to pay for COBRA continuation coverage for up to 24 months.

In the event of a “change in control” (as defined in Mr. Hulsey’s employment agreement) of the bank during the term of employment, then the bank will pay Mr. Hulsey incentive compensation in a lump sum equal to 150% of his base salary then in effect. If the bank had experienced a change in control as of December 31, 2008 then it would have had to pay Mr. Hulsey $235,500.

Mr. Hulsey’s employment agreement provides that he will not participate in the control or management of another bank within 25 miles of the bank’s location in Gray, Georgia for a period of one year after the termination, for any reason, of his employment agreement. He is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of his employment agreement. The agreement also provides that he will not use or disclose the bank’s confidential information during the term of his employment and for a period of one year after the termination of employment and he is restricted from disclosing or using the bank’s trade secrets at all times.

Employment Agreement with Mickey C. Parker

In February 2005 Piedmont Community Bank entered into an Amended and Restated Employment Agreement with Mickey C. Parker whereby Mr. Parker is employed as the bank’s president. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term so that the term always remains at an additional two years unless either party gives written notice to the other that the term will not be extended further.

During the term of his employment Mr. Parker will be entitled to (a) such incentives and discretionary bonuses as may be authorized, declared and paid by the board of directors; (b) health and dental (including dependents), disability and life insurance, including term life insurance in an amount at least equal to three times his base salary; (c) use of a bank owned vehicle; and (d) membership in social, professional and civic clubs as determined by the board of directors. Mr. Parker will also be reimbursed for expenses reasonably incurred by him in the performance of his responsibilities and duties for the bank.

Mr. Parker’s employment agreement will be terminated by his death or disability. It may also be terminated by the discharge by the bank of Mr. Parker for “cause”, as defined in the employment agreement. If Mr. Parker is terminated without cause, or if Mr. Parker leaves for “good reason” (as defined in the employment agreement) then the bank will pay Mr. Parker severance compensation in an amount equal to two times his annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will pay the cost of monthly COBRA continuation coverage, less the amount of premiums by active employees receiving the same coverage, for up to two years or, if shorter, until Mr. Parker is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2008, the bank would have had to pay Mr. Parker $262,500 over a 24-month period and would have had to pay for COBRA continuation coverage for up to 24 months.

In the event of a “change in control” (as defined in Mr. Parker’s employment agreement) of the bank during the term of employment, then the bank will pay Mr. Parker incentive compensation in a lump sum equal to 100% of his base salary then in effect. If the bank had experienced a change in control as of December 31, 2008 then it would have had to pay Mr. Parker $131,250.

Mr. Parker’s employment agreement provides that he will not participate in the control or management of another bank within 25 miles of the bank’s location in Gray, Georgia for a period of one year after the termination, for any reason, of his employment agreement. He is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of his employment agreement. The agreement also provides that he will not use or disclose the bank’s confidential information during the term of his employment and for a period of one year after the termination of employment and he is restricted from disclosing or using the bank’s trade secrets at all times.

Employment Agreement with Julie Simmons

In February 2005 Piedmont Community Bank entered into an Employment Agreement with Julie Simmons whereby Ms. Simmons is employed as the bank’s executive vice president—chief financial officer. The term of the agreement is for two years with automatic extensions of one day for each day that passes during the term unless either party gives written notice to the other that the term will not be extended further.

During the term of her employment Ms. Simmons will be entitled to such incentives and discretionary bonuses as may be authorized, declared and paid by the board of directors. Ms. Simmons will also be reimbursed for expenses reasonably incurred by her in the performance of her responsibilities and duties for the bank.

Ms. Simmons’ employment agreement will be terminated by her death or disability. It may also be terminated by the discharge by the bank of Ms. Simmons for “cause”, as defined in the employment agreement. If Ms. Simmons is terminated without cause, or if Ms. Simmons leaves for “good reason” (as defined in the employment agreement) then the bank will pay Ms. Simmons severance compensation in an amount equal to two times her annual base salary then in effect, which will be paid in installments over a 24-month period, and the bank will pay the cost of monthly COBRA continuation coverage, less the amount of premiums by active employees receiving the same coverage, for up to two years or, if shorter, until Ms. Simmons is employed by another employer. Assuming a hypothetical not-for-cause termination as of December 31, 2008, the bank would have had to pay Ms. Simmons $212,000 over a 24-month period and would have had to pay for COBRA continuation coverage for up to 24 months.

In the event of a “change in control” (as defined in Ms. Simmons’ employment agreement) of the bank during the term of employment, then the bank will pay Ms. Simmons incentive compensation in a lump sum equal to 100% of her base salary then in effect. If the bank had experienced a change in control as of December 31, 2008 then it would have had to pay Ms. Simmons $106,000.

Ms. Simmons’s employment agreement provides that she will not participate in the control or management of another bank within 25 miles of the bank’s location in Gray, Georgia for a period of one year after the termination, for any reason, of her employment agreement. She is also prohibited from soliciting bank customers for the purpose of selling to them products or services that are competitive with products and services of the bank for a period of one year following the termination of her employment agreement. The agreement also provides that she will not use or disclose the bank’s confidential information during the term of her employment and for a period of one year after the termination of employment and she is restricted from disclosing or using the bank’s trade secrets at all times.

Stock Option Plan

We have a stock option plan that is intended to advance our interests and our shareholders’ interest by: (i) assisting us in securing and retaining key employees and directors of outstanding ability by making it possible to offer them an increased incentive to join or continue in our service; and (ii) increasing our key employees’ and directors’ efforts for our welfare by participating in our ownership and growth. The stock options granted under the plan may either be incentive stock options or non-qualified stock options.

The compensation committee of our board of directors will have complete authority to interpret the stock option plan, make grants, and determine terms and conditions within the context of the stock option plan.

Options granted under the plan will be exercisable in whole or in part, from time to time, before their termination, by paying the full option price in cash, in shares of our common stock previously held by the optionee, or a combination thereof. Any option that is granted under the plan will expire not later than the date that is 10 years from the date the option is granted or such earlier date as will be set by the board of directors when an option is granted.

Incentive stock options will not be granted to any individual pursuant to the plan if the effect of such grant would be to permit such person to first exercise options, in any calendar year, for the purchase of shares having a fair market value in excess of $100,000 (determined at the time of the grant of the options). An optionee may exercise options for the purchase of shares valued in excess of $100,000 (determined at the time of the grant of the options) in a calendar year, but only if the right to exercise such excess options first become available in prior calendar years.

No optionee owning more than 10% of the combined voting power of all classes of our capital stock then outstanding may purchase our common stock pursuant to incentive stock options under the plan for less than one hundred ten percent (110%) of its fair market value on the date of grant nor may any option granted to such a person be exercisable on a date later than five years from the date of grant.

The total number of shares on which options may be granted under the plan and option rights (both as to the number of shares and the option price) will be appropriately adjusted for any increase or decrease in the number of outstanding shares of our common stock resulting from a stock dividend, stock split, reorganization, merger, consolidation, combination or exchange of shares. Upon dissolution or liquidation of the Bank, each option granted under the plan will terminate. The grant of an option pursuant to the plan will not in any way affect our right or power to make adjustments, reclassifications, or changes of our capital or business structure, or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

Our board of directors will have the right at any time to amend or terminate the plan. The plan is scheduled to terminate on February 15, 2015. However, no amendments may be made to the plan without the approval of our shareholders (except for amendments resulting from changes in our capitalization) which:

•	increase the total number of shares for which options may be granted under the plan;

•	change the minimum purchase price for the options;

•	affect any outstanding option or any unexercisable right thereunder;

•	extend the option period; or

•	extend the termination date of the plan.

Compensation of Directors

The following table provides information concerning the compensation of our directors for 2008. The table omits R. Drew Hulsey, Jr. and Mickey C. Parker since they are also named executive officers and their compensation for services as a director is fully reflected in the summary compensation table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Christine A. Daniels	7,550	—	8,167	—	157	—	15,874

Franklin J. Davis	9,225	—	16,571	—	40	—	25,836

Roy Fickling	6,250				26		6,276

Joseph S. Dumas	8,775	—	16,331	—	157	—	25,263

Terrell L. Fulford	8,775	—	6,802	—	153	—	15,730

Arthur Goolsby	8,100	—	24,382	—	187	—	32,669

James R. Hawkins	7,700	—	5,440	—	35	—	13,175

John A. Hudson	8,275	—	10,891	—	187	—	19,353

Robert C. McMahan	6,875	—	16,330	—	187	—	23,392

Zelma A. Redding	8,900	—	14,158	—	187	—	23,245

Angela Tribble	8,850	—	28,856	—	38	—	37,744

[1]

The figures in this column represent the dollar amount recognized for financial statement reporting purposes for 2008. For a discussion of the assumptions that were used in determining these amounts please refer to footnote 10 to the audited financial statements that are included with the annual report that accompanies this proxy statement. For each director, the total number of options outstanding as of December 31, 2008, on a post-split adjusted basis, were as follows: Christine A. Daniels—8,280; Franklin J. Davis—16,804; Joseph D. Dumas—16,560; Terrell L. Fulford—6,900; Arthur Goolsby—24,728; James R. Hawkins—5,520; Dr. John A. Hudson—11,040; Robert C. McMahan—16,560; Zelma A Redding—14,352; and Angela Tribble—29,258.

The board of directors typically has 11 regular meetings each year. Committees of the board generally meet no less frequently than 4 times each year. During 2008, the board members were compensated as follows: the Chairman receives $700 per meeting attended, the Secretary receives $650 per meeting attended and all other board members receive $600 per meeting attended, committee chairmen receive $75 per meeting attended; outside director committee members receive $50 per meeting attended. In setting these fees, the board reviewed director compensation arrangements for similarly-situated financial institutions in our area. Based on this review, the board concluded that the compensation package offered to our directors was reasonable and justified.

MARKET PRICE OF PIEDMONT COMMUNITY BANK GROUP, INC.,

COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is not traded through an organized exchange nor is there a known active trading market. As of the record date, we had 1,630,734 shares of common stock issued and outstanding held by approximately 710 shareholders of record. These were also outstanding warrants and options to purchase 321,969 shares of common stock which are currently exercisable.

Management has reviewed the limited information available as to the ranges at which our common stock has been sold. The following table sets forth trading information known to management during 2008 and 2007. Because of the thin trading, the following data regarding the common stock is provided for information purposes only and should not be viewed as indicative of the actual or market value of the common stock.

	Number of shares traded	High selling price	Low selling price
2008:
First Quarter	9,212	$9.00	$8.50
Second Quarter	12,818	9.35	7.55
Third Quarter	13,701	13.25	4.25
Fourth Quarter	6,015	9.50	4.20

2007:
First Quarter	30,126	$15.63	$15.13
Second Quarter	22,062	15.50	15.01
Third Quarter	14,823	15.00	12.00
Fourth Quarter	81,877	12.15	9.00

Dividends

The payment of dividends is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on our cash-on-hand and cash dividends paid to us by our bank subsidiary. The ability of our bank subsidiary to pay dividends to us is restricted by applicable regulatory requirements. Under Georgia law, our bank must obtain approval of the Georgia Department before it may pay cash dividends out of retained earnings if (i) the total classified assets at the most recent examination of the bank exceed 80% of the equity capital, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits, after taxes but before dividends, for the previous calendar year, or (iii) the ratio of equity capital to adjusted assets is less than 6%. We have never declared dividends and cannot assure that we will be able to pay cash dividends in the foreseeable future. If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which could include the payment of dividends depending on the institution’s financial condition), such authority may require, after notice and hearing, that the bank cease and desist from such practice. The FDIC issued a policy statement that provides that insured banks generally should only pay dividends out of current operating earnings. The Federal Reserve has issued a policy statement to the same effect for bank holding companies.

Under Georgia law, dividends may be legally declared or paid by us only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our assets equal or exceed the sum of our liabilities. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Securities Authorized for Issuance Under Equity Compensation Plans

During 2005, the board of directors adopted the stock option plan for eligible directors, officers and key employees of our bank subsidiary. The plan reserves 383,502 shares of common stock for issuance pursuant to options granted to directors, officers and key employees. As of March 31, 2009, options to acquire 322,269 were granted and outstanding, of which 321,969 were fully vested. No options under the plan have been exercised.

Prior Public Offerings and Stock Purchases

In September 2007 we filed a registration statement with the SEC to permit the sale of up to 300,000 shares of common stock for $10.00 per share. In January 2009 we made request to the SEC to consent to the withdrawal of the registration statement. No securities were sold in connection with the offering contemplated by the registration statement. We have never conducted an underwritten public offering of our common stock.

We have made no purchases of shares of our common stock during the past two years, although members of our board of directors and executive officers have made the following purchases of common stock from January 1, 2007 through March 31, 2009:

		Total # of	Price Range		Avg. Price
Year		Shares Purchased	High	Low	Per Share
2007:	First Quarter	—	—	—	—
	Second Quarter	10,245	$15.42	$17.50	$17.45
	Third Quarter	250	$14.00	$14.00	$14.00
	Fourth Quarter	—	—	—	—
2008:	First Quarter	550	$8.55	$8.55	$8.55
	Second Quarter	400	$8.75	$9.00	$8.88
	Third Quarter	250	$13.25	$13.25	$13.25
	Fourth Quarter	500	$6.00	$9.00	$8.20
2009:	First Quarter	—	—	—	—

We commenced a private placement of up to 160,000 shares of Series A Preferred Stock in March 2009 at a per share price of $25.00. (See “- Series A Preferred Stock” at page [    ] for a more complete description of the terms of the Series A Preferred Stock). The offering is being conducted in a manner designed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) of the Act and Rule 506 promulgated thereunder. Through the date of this proxy statement our directors and executive officers have purchased [             ] shares of Series A Preferred Stock in the offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock as of February 19, 2009 by each person, other than our directors and executive officers, who is known to us to be the beneficial owner of more than 5% of our common stock.

Name and address of beneficial owner	Number of shares of common stock beneficially owned[1]		Percentage
Dory Wiley Service Capital Partners, LP Service Capital Advisors, LLC 1700 Pacific Avenue, Suite 2000 Dallas, Texas 75201	161,443	[2]	9.9%

[1]

The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

[2]

Based on a holdings report on Schedule 13G filed pursuant to the Exchange Act which indicates that Service Capital Partners is a Texas limited partnership, Service Capital Advisors is a Texas limited liability company, and Dory Wiley is the principal of Service Capital Advisors and is a United States citizen. Service Equity Partners, LP and Service Equity Partners (QP), LP are the record owners, in aggregate, of the shares of the common stock being reported. Service Capital Partners is the general partner of each of Service Equity Partners, LP and Service Equity Partners (QP), LP. Service Capital Advisors is the general partner of Service Capital Partners, and Dory Wiley is the principal of Service Capital Advisors. Therefore, Service Capital Partners, Service Capital Advisors, and Dory Wiley indirectly have the power to vote and dispose of the shares being reported, and accordingly, may be deemed the beneficial owners of such shares.

Security Ownership of Management

The following table sets forth the beneficial ownership of our common stock as of February 19, 2009 by each director and each executive officer named in the summary compensation table above. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law. The address of each of our directors and named executive officers is c/o Piedmont Community Bank Group, Inc., 110 Bill Conn Connector, Gray, Georgia 31032.

Name	Positions Held	Shares Owned[1]		Percentage
Christine A. Daniels	Director; (Secretary)	26,281	[2]	1.35%

Franklin J. Davis	Director	50,678	[3]	2.60%

Joseph S. Dumas	Director	67,561	[4]	3.46%

Roy H. Fickling	Director	68,599	[5]	3.52%

Terrell L. Fulford	Director; (Vice Chairman)	22,501	[6]	1.15%

Arthur Goolsby	Director	106,819	[7]	5.48%

James R. Hawkins	Director	17,521	[8]	0.90%

John A. Hudson	Director; (Chairman)	47,041	[9]	2.41%

R. Drew Hulsey, Jr.	Director; CEO	79,238	[10]	4.06%

Robert C. McMahan	Director	49,561	[11]	2.54%

Mickey C. Parker	Director; President	99,914	[10,12]	5.12%

Zelma A. Redding	Director	55,000	[13]	2.82%

Julie Simmons	CFO	30,271	[14]	1.55%

Angela Tribble	Director	90,819	[15]	4.66%

All directors and executive officers as a group (14 persons)		811,804	[16]	41.62%

[1]

The information shown above is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of such security, or “investment power”, which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. In accordance with SEC rules, percentages were calculated based on the amount of outstanding shares plus, for each such person or group, any shares that person or group has the right to acquire within 60 days through stock options or other rights.

[2]	Includes 18,000 shares held jointly with Ms. Daniels’ spouse and 8,280 shares that she may acquire by virtue of her exercise of options.

[3]	Includes 18,000 shares held jointly with Mr. Davis’ spouse and 16,804 shares that he may acquire by virtue of his exercise of options.
[4]	Includes 30,000 shares held jointly with Mr. Dumas’ spouse and 16,560 shares that he may acquire by virtue of his exercise of options.
[5]	Includes 1,200 shares held by Mr. Fickling’s spouse.
[6]	Includes 15,000 shares held jointly with Mr. Fulford’s spouse and 6,900 shares that he may acquire by virtue of his exercise of options.
[7]	Includes 7,875 shares held individually by Mr. Goolsby’s spouse, 6,000 shares owned jointly by Mr. Goolsby and his spouse, and 24,728 shares that he may acquire by virtue of his exercise of options.
[8]	Includes 5,520 shares that he may acquire by virtue of his exercise of options.
[9]	Includes 36,000 shares held jointly with Dr. Hudson’s spouse and 11,040 shares that he may acquire by virtue of his exercise of options.
[10]	The figures for Messrs. Hulsey and Parker each include 70,820 shares that they may acquire by virtue of their exercise of options.
[11]	Includes 16,560 shares that he may acquire by virtue of his exercise of options.
[12]	Includes 4,800 shares held jointly with Mr. Parker’s spouse and 276 shares that are owned by Mr. Parker’s spouse.
[13]	Includes 14,352 shares that she may acquire by virtue of her exercise of options.
[14]	Includes 500 shares that she owns jointly with Mrs. Simmons’ mother and 28,326 shares that may be acquired by virtue of her exercise of options.
[1][5]	Includes 60,960 shares held jointly with spouse and 29,258 shares that she may acquire by virtue of her exercise of options.
[1][6]	Includes 319,968 shares that may be acquired by virtue of their exercise of options.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 2008, our board of directors held 15 meetings. All of our directors attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served. We do not have a formal policy regarding director attendance at the annual meeting of shareholders, although all directors are encouraged to attend. Eleven of our directors attended our 2008 annual meeting of shareholders.

Our Board of Directors has an audit committee and an executive committee. We do not have a formal nominating committee nor written charter. In lieu of a nominating committee, board members may recommend and vote on a slate of director nominees to be put forth to a vote by our shareholders. We do not currently have a formal policy or process for identifying and evaluating nominees other than the qualification requirements set forth by Georgia law and our bylaws. The board does not currently have a formal written policy with regard to the consideration of any director candidates recommended by security holders. The board has determined that in view of our relative size and shareholder base, such a policy has been unnecessary in the past, although it will continually re-evaluate the appropriateness of developing such a policy in the coming year.

Audit Committee

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The names of each member of our audit committee are: Bob McMahan, Jim Hawkins and Jim Goolsby. The board of directors has adopted a written charter for the audit committee, which was attached as Appendix A to the proxy statement for our 2007 annual meeting of shareholders. We do not currently maintain a copy of our audit committee charter on our website, although we may elect to do so in the future.

All of the members of our audit committee are independent, as defined by Nasdaq Marketplace Rules. The audit committee recommends to the board of directors the independent accountants to be selected as our auditors and reviews the audit plan, financial statements and audit results.

The audit committee met six times in 2008. The audit committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditor the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

The Board of Directors believes that Robert C. McMahan qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of the SEC’s Regulation S-K.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2008 with management. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codifications of Statements on Auditing Standards, AU § 380), Communications with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for filing with the SEC. Submitted by the members of the Audit Committee: Bob McMahan, James R. Hawkins and Arthur J. Goolsby.

Executive Committee

Among other functions, the executive committee is responsible for establishing the compensation plans for our bank subsidiary. Its duties include the development with management of all benefit plans for employees of the bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. Because the executive committee essentially performs all of the functions that would normally be performed by a compensation committee, we do not have a separately-designated compensation committee. Although we are generally guided by the principals set forth under “EXECUTIVE COMPENSATION—Overview”, we have no formal processes for setting executive compensation. The names of each member of our executive committee are: John A. Hudson, J. Sidney Dumas, Terrell L. Fulford, Robert C. McMahan and R. Drew Hulsey, Jr. Mr. Hulsey does not vote on matters involving his compensation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(d) during 2008, no director, officer and/or beneficial owner of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934.

INDEPENDENT PUBLIC ACCOUNTANT

General

We have selected the firm of McNair, McLemore, Middlebrooks & Co., LLP to serve as our independent auditors for the year ending December 31, 2009. We do not expect a representative from this firm to attend the annual meeting. There were no changes in or disagreements with McNair, McLemore, Middlebrooks & Co., LLP on accounting and financial disclosure in 2008.

The aggregate fees billed for each of the last two years for professional services rendered by our principal accountant, based on category, were as follows:

	2008	2007
Audit Fees	$90,479	$85,749
Audit Related Fees	33,479	—
Tax Fees	7,447	$7,157
All Other Fees	—	—

Total Fees	$131,405	$92,906

Audit fees consist of the audit of the year end financial statements, the review of financial statements included in our quarterly filings on form Form 10-Q, and services provided in connection with the review of our annual report on Form 10-K. The audit related fees consist of fees for the review of our financial statements and related disclosures in connection with our Form S-1 registration statement for our proposed public offering stock during 2008. Tax fees consist of tax preparation services for federal, state, and local authorities.

Effective October 1, 2008 we dismissed Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm and engaged McNair, McLemore, Middlebrooks & Co., LLP to serve as our replacement independent registered public accounting firm. This change was recommended and approved by our audit committee. The dismissal of Mauldin & Jenkins was not the result of any disagreement on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mauldin & Jenkins’ satisfaction, would have caused it to make a reference to the matter in its reports on our consolidated financial statements for such periods. There were no such disagreements during the term of Mauldin & Jenkins engagement, which began in 2001. Rather, the decision was made in light of the pending marriage of our controller, Holli Edwards, to the brother of a Mauldin & Jenkins partner. Under these circumstances, we and Mauldin & Jenkins mutually agreed that a change in our independent registered public accounting firm was appropriate to avoid even the appearance of a conflict of interest. Mauldin & Jenkins’ reports on our consolidated financial statements for the last two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principals.

Preapproval by Audit Committee

Under the audit committee’s charter, the audit committee is required to give advance approval of any non-audit services to be performed by our auditors, provided that such services are not otherwise prohibited by law. Accordingly, all of the fees identified in the table above (other than within the row entitled “Audit Fees”) were approved in advance by our audit committee.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our board of directors welcomes all communications from shareholders to the board of directors and/or management. Communications received by management will be discussed with the chairman of the board who is then responsible to exercise his or her discretion whether to present the communication to the full board. Each board member who receives communications directly from security holders exercises his or her own discretion upon whether to present the communications to the board of directors. Shareholders may direct any communications to Piedmont Community Bank Group, Inc., P.O. Box 1669, Gray, Georgia 31032, Attention: Julie Simmons.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We currently have 10,000,000 shares of authorized voting common stock, no par value per share, however post-Reclassification the number of authorized voting common stock will be reduced to 9,800,000 in order to permit the authorization to issue approximately 158,621 shares of common stock designated Class A Common Stock. As of the record date, we had [            ]

registered shareholders of record and 1,630,734 shares of common stock outstanding. This excludes outstanding options to purchase 322,369 shares of common stock at a weighted average exercise price of $11.67. It also excludes up to [            ] shares of common stock that are reserved for issuance pursuant to the possible conversion of our Series A Preferred Stock into shares of common stock (see “Series A Preferred Stock” below). The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action will be taken by our shareholders.

Dividend Rights

We have never declared or paid cash dividends and cannot assure that we will be able to pay cash dividends to the holders of common stock in the foreseeable future. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any such dividends will be subject to the rights granted to holders of the shares of Series A Preferred Stock discussed below, as well as to the rights granted to holders of the shares of the Class A Common Stock issued in the Reclassification, which is also discussed below. We are not required to pay any dividends on our common stock. No dividend can be paid to the holders of the common stock unless and until all accrued and unpaid dividends for all past dividend periods on the Series A Preferred Stock, without interest, are fully paid, and no dividend can be paid to the holders of the common stock unless dividends are also paid to the holders of the Class A Common Stock. Under Georgia law, dividends may be legally declared or paid by us only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of our bank subsidiary to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Piedmont Community Bank Group Common Stock and Dividend Information—Dividends” on page [    ].

General Voting Rights

The holders of our common stock have sole voting control over the company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Class A Common Stock is entitled to vote, the common stock will vote together with the Class A Common Stock.

Liquidation Rights

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, second to the holders of Series A Preferred Stock to pay off a liquidation preference which includes any and all unpaid dividends, then the remaining assets pro rata to the holders of our common stock and holders of Class  A Common Stock.

Class A Common Stock

Our articles of incorporation do not currently authorize us to issue any shares of a designated class of common stock. The amendments to our articles of incorporation that you will consider at the annual meeting will provide for (a) the authorization of 200,000 shares designated Class A Common Stock; and (b) the reclassification of shares of common stock held by shareholders who own 600 or fewer shares of common stock into shares of Class A Common Stock. The Reclassification will be made on the basis of one share of Class A Common Stock for each share of common stock held. The shares of Class A Common Stock to be issued in the Reclassification will be fully paid and nonassessable shares of Class A Common Stock.

Rank

The Class A Common Stock, with respect to dividend rights, will rank senior to the common stock and to all other classes of equity securities of the company, except for the Series A Preferred Stock and any other classes of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A Common Stock, as to dividend rights. The relative rights and preferences of the Class A Common Stock will be subordinated to the cumulative dividend rights of the holders of Series A Preferred Stock, and may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes of the preferred stock and equity securities designated by our board of directors. The Class A Common Stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, holders of Class A Common Stock will be entitled to receive dividends equal to 105% of the dividends paid on our common stock. We are not required to pay any dividends on the Class A Common Stock, and dividends will not cumulate, and any dividends on the Class A Common Stock will not accumulate to future periods and will not represent a contingent liability. Under Georgia law, dividends may be legally declared or paid by us only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

For additional information regarding the ability of our bank subsidiary to pay dividends and the regulatory and statutory limitations on that ability, please refer to “Market Price of Piedmont Community Bank Group Common Stock and Dividend Information—Dividends” on page [    ].

Voting Rights

Holders of Class A Common Stock will have no general voting control over the company and will be entitled to vote only as otherwise required by law. On those matters on which the holders of the Class A Common Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class A Common Stock vote together with the holders of common stock on matters to which they are entitled to vote.

Conversion Rights

The shares of Class A Common Stock will automatically convert to shares of common stock at a one-for-one ratio upon a change in control of the company. The shares are not convertible otherwise.

Liquidation Rights

Holders of Class A Common Stock are entitled to a distribution of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the company, on the same basis with the holders of common stock.

Preemptive or Anti-Dilutive Rights

Holders of Class A Common Stock do not have any preemptive rights to purchase any additional shares of Class A Common Stock or shares of any other class of our capital stock that may be issued in the future or any protection from having their interest in the company economically diluted through the issuance of additional shares of stock.

Preferred Stock

Our articles of incorporation currently authorize us to issue 5,000,000 shares of preferred stock, of which 160,000 are designated Series A Preferred Stock. [    ] of the Series A Preferred Stock are currently outstanding. As to the remaining authorized shares of preferred stock, none of which will be issued in the Reclassification, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock for such consideration as our board of directors may determine. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Series A Preferred Stock

Dividend Rights

The holders of shares of Series A Preferred Stock are entitled to receive, out of any assets at the time legally available therefore, and when and as declared by our board of directors, cumulative cash dividends on each outstanding share of Series A Preferred Stock, at an annual rate equal to 12% of $25.00 per share (the “Stated Value”), and shall be payable quarterly of the Stated Value. Dividends on the Series A Preferred Stock shall be cumulative. We may not pay cash dividends on, or make any cash distribution to nor repurchase any of our common stock or our Class A Common Stock for any dividend period unless all accrued and unpaid dividends for all past dividend periods on the Series A Preferred Stock, without interest, are fully paid.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the company, before any payment or distribution shall be made to the holders of either the common stock or Class A Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company in cash or property at its fair market value, as reasonably determined by our board of directors, a liquidation preference equal to the Stated Value plus all accrued but unpaid dividends per share.

Voting Rights

Except as otherwise required by law, the Series A Preferred Stock shall not have any voting rights, except, however, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a single class, shall be required to effect any amendment to the articles of incorporation that would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, increase or decrease the par value of the Series A Preferred Stock or alter or change the powers, preferences, or special rights of the shares of Series A Preferred Stock so as to affect them adversely.

Redemption Rights and Conversion Rights

Beginning one year after purchase, holders of Series A Preferred Stock may generally convert their shares of Series A Preferred Stock into common stock at a conversion price equal to $6.00 per share (subject to adjustments for stock splits, stock dividends and similar reclassifications). Subject to these conversion rights and any applicable regulatory approval, we may generally redeem the Series A Preferred Stock beginning three years after issuance (or earlier upon a change in control).

Transactions Involving Our Securities

There have not been any transactions involving shares of our common stock by any of our directors, officers, employees or affiliates during the last 60 days.

PROPOSAL NO. 1 – AMENDMENT TO CREATE THE CLASS A COMMON STOCK

General

The board of directors is proposing an amendment to the company’s articles of incorporation to authorize the issuance of up to 200,000 shares of a particular new class of common stock designated as Class A Common Stock (“Proposal No. 1”). Proposal No. 1 and Proposal No. 2 are collectively referred to as the “Amendments”. Information with respect to the purposes, alternatives, reasons, effects and fairness of the Amendments, as well as other important information concerning the Amendments, is set forth under the section entitled “Special Factors” beginning at page [    ].

Board Recommendation

Each member of our board of directors and each of our executive officers believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Class A Common Stock, and our board unanimously recommends that you vote “FOR” the proposals to adopt both Amendments to our articles of incorporation and to effect the Reclassification.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy “FOR” Proposal 1.

PROPOSAL NO. 2 – AMENDMENT TO RECLASSIFY CERTAIN SHARES

OF COMMON STOCK INTO CLASS A COMMON STOCK

General

The board of directors is proposing an amendment to the company’s articles of incorporation to reclassify certain shares of our existing common stock into Class A Common Stock for the purpose of discontinuing the registration of our common stock under the Exchange Act (“Proposal No. 2”). Proposal No. 1 and Proposal No. 2 are collectively referred to as the “Amendments”. Information with respect to the purposes, alternatives, reasons, effects and fairness of the Amendments, as well as other important information concerning the Amendments, is set forth under the section entitled “Special Factors” beginning at page [    ].

Board Recommendation

Each member of our board of directors and each of our executive officers believes the terms of the Reclassification are fair and in the best interests of our shareholders, whether affiliated or unaffiliated, and including unaffiliated shareholders who will retain common stock and unaffiliated shareholders who will receive Class A Common Stock, and our board unanimously recommends that you vote “FOR” the proposals to adopt both Amendments to our articles of incorporation and to effect the Reclassification.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy “FOR” Proposal 2.

PROPOSAL NO. 3 – ELECTION OF CLASS III DIRECTORS

At the annual meeting four Class III directors will be elected each to serve for a three-year term of office. Our articles of incorporation divide the board of directors into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class III directors expires at the 2009 annual meeting. The board of directors has set the number of the Class III directors at four. The board has nominated the following persons for Class III membership on the board, and unanimously recommends a vote “FOR” the election of these persons:

Joseph S. Dumas Terrell L. Fulford Zelma A. Redding Angela M. Tribble

Board Recommendation

The Board of Directors unanimously recommends that you vote FOR the election of each of the current nominees as Class III directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Parker or Mr. Hulsey will vote your proxy to elect the nominees listed above. If any of these nominees is unable or fails to accept nomination or election, which we do not anticipate, Mr. Parker or Mr. Hulsey will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

PROPOSAL NO. 4 – CONSENT TO ADJOURN THE ANNUAL MEETING, IF NECESSARY

General

If at the annual meeting the number of shares of existing common stock voting in favor of the Reclassification is greater than the number of shares voted against the Reclassification but is less than the absolute majority of all outstanding shares required to approve the Reclassification under Georgia law, management intends to move to adjourn the meeting in order to enable it to solicit additional proxies in favor of the Reclassification. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not upon the other proposals described in this proxy statement.

In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting management the discretionary authority to adjourn the annual meeting, and any later adjournments of the annual meeting, to a date or dates not later than [                    ], 2009, to enable our management to solicit additional proxies in favor of the Reclassification.

If our stockholders approve the adjournment proposal, management could adjourn the annual meeting and any adjourned session of the meeting to a date or dates not later than [                    ], 2009, and use the additional time to solicit additional proxies in favor of the Reclassification, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

Our board of directors believes that if the number of shares of our existing common stock voting in favor of the Reclassification is greater than the number of shares voted against but is less than the absolute majority of all outstanding shares required, it is in the best interests of the stockholders to enable management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

Board Recommendation

Our board of directors unanimously recommends that shareholders vote “FOR” the proposal to grant management the discretionary authority to adjourn the annual meeting to a date or dates not later than [                    ], 2009.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting, they must deliver a written copy of their proposal to our principal executive offices no later than [                    ]. To ensure prompt receipt by us, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. Any shareholder proposal not received by us before [                    ] will be considered untimely and, if presented at the 2010 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a – 4(c) promulgated under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the Reclassification.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “- Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following document accompanies this proxy statement and is incorporated by reference herein:

•	our Annual Report on Form 10-K for fiscal year ended December 31, 2008, including audited financial information.

We have supplied all information contained in or incorporated by reference in this document relating to the company, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Piedmont Community Bank Group, Inc., 110 Bill Conn Parkway, Gray, GA 31032, Attention: R. Drew Hulsey, Jr., CEO.

By order of the Board of Directors

[                    ], 2009

APPENDIX A—

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

PIEDMONT COMMUNITY BANK GROUP

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

PIEDMONT COMMUNITY BANK GROUP, INC.

I.

The name of the corporation is Piedmont Community Bank Group, Inc. (the “Corporation”).

II.

The Articles of Incorporation of the Corporation shall be amended by deleting Article 4.A in its entirety and substituting in lieu thereof a new Article 4.A which reads as follows:

“A. Classes of Common Stock. The number of shares of common stock the Corporation is authorized to issue is:

(1) One class shall consist of 9,800,000 shares of common stock, no par value per share, designated “Common Stock”.

(2) One class shall consist of 200,000 shares of common stock, no par value per share, designated “Class A Common Stock”.

III.

Article 4 of the Articles of Incorporation of the Corporation shall be amended to incorporate therein as Article 4.D the designation of rights, privileges, preferences and limitations of the holders of Common Stock and Class A Common Stock which reads as follows:

“D. Rights of the Classes of Common Stock. The rights, privileges, preferences and limitations of the holders of Common Stock and Class A Common Stock shall be as follows:

(1) Provisions Applicable only to the Common Stock. The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefore. The holders of outstanding voting Common Stock shall be entitled to one (1) vote for each share of voting Common Stock standing in his or her name on the books of the Corporation on all matters submitted to a vote of the Corporation’s shareholders. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding Common Stock shall be entitled to be paid out of the net assets of the Corporation. Holders of shares of Common Stock are not entitled to redemption rights, conversion rights, or preemptive rights with respect to any shares or other securities of the Corporation which may be issued.

(2) Provisions Applicable only to the Class A Common Stock. The holders of the Class A Common Stock shall have the following rights:

(b) Voting Rights. Each outstanding share of Class A Common Stock shall have only those voting rights required by law. On those matters on which the holders of the Class A Common Stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(c) Dividends. The holders of shares of Class A Common Stock shall be entitled to a preference in the distribution of dividends, when, as and if declared by the Board of Directors, and shall receive out of any assets of the Corporation legally available therefore, dividends in a per share amount equal to 105% of that paid on the shares of Common Stock prior to the payment of any dividends to the holders of the Common Stock. The shares of Class A

Common Stock shall be non-cumulative with respect to dividends, and the Corporation shall have the right to waive the declaration of payment of dividends. Any dividends waived by the Corporation shall not accumulate to future periods and shall not represent a contingent liability of the Corporation.

(d) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the Class A Common Stock shall share ratably with the holders of the Common Stock based on their respective number of shares, regardless of class or type, based on an assumed conversion of the Class A Common Stock into shares of Common Stock on the basis of one for one, subject to the provisions of subsection 6 below.

(e) Convertibility. The Class A Common Stock shall automatically convert into shares of the corporation’s Common Stock, on the basis of one share of Common Stock for each share of Class A Common Stock, immediately prior to the closing of a Change of Control; provided, however, that such conversion shall be conditioned upon the closing of any such Change of Control or upon the liquidation of the Corporation, and the holder entitled to receive the Common Stock upon conversion of the Class A Common Stock shall be deemed to have converted such shares of Class A Common Stock immediately prior to the closing of such Change of Control or the liquidation of the Corporation.

(f) Antidilution Adjustments. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares, or stock dividend, appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Class A Common Stock.

(g) Conversion/Redemption/Preemptive Rights. Except than as provided herein, the Class A Common Stock shall have no conversion rights, redemption rights or preemptive rights.

(3) Definitions.

(h) Change of Control. For purposes of Article 4.D only, a Change of Control shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, share exchange, consolidation or business combination; or (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(4) Notices. All notices required or permitted to be given by the corporation with respect to the Common Stock and Class A Common Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the appropriate stock at their last addresses as they shall appear upon the books of the corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Class A Common Stock.

IV.

Effective the date hereof, the following Article 12 shall be added to the Articles of Incorporation of the Corporation:

ARTICLE XVII

(i) Class A Common Stock. Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns 600 or fewer shares of Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, be reclassified as Class A Common Stock, on the basis of one share of Class A Common Stock per each share of Common Stock so reclassified, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and non-assessable.

(j) Common Stock. Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who own 601 or more shares of such Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.

V.

All other provisions of the Articles of Incorporation shall remain in full force and effect.

VI.

These Articles of Amendment were adopted by resolutions of the Board of Directors of the Corporation on             pursuant to Section 14-2-1003 of the Georgia Business Corporation Code, setting forth these amendments to the Articles of Incorporation of the Corporation and declaring said amendments to be advisable. The shareholders of the Corporation duly approved said amendments in accordance with Section § 14-2-1003 of the Georgia Business Corporation Code on                     .

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed, and attested by its duly authorized officers as of the     day of                     , 2009.

PIEDMONT COMMUNITY BANK GROUP

By:
R. Drew Hulsey, Jr.
Chief Executive Officer

[SEAL]

ATTEST:

Julie Simmons, Secretary

PROXY CARD

PIEDMONT COMMUNITY BANK GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY PIEDMONT COMMUNITY BANK GROUP’S BOARD OF

DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

The undersigned hereby constitutes and appoints R. Drew Hulsey, Jr. and Mickey C. Parker to vote the number of shares of common stock of Piedmont Community Bank Group, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on [             ], 2009, at [            ] at [            ] [    ].m. EDT, and at any adjournment or postponement thereof (the “Annual Meeting”) upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, dated [             ], 2009, the receipt of which is acknowledged in the manner specified below.

1.	PROPOSAL NO. 1—For approval of the Amendment to the Articles of Incorporation of Piedmont Community Bank Group, Inc., authorizing Piedmont Community Bank Group to issue a new class of common stock, designated as Class A Common Stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	PROPOSAL NO. 2—For approval of the Amendment to the Articles of Incorporation of Piedmont Community Bank Group, Inc., to reclassify the shares of Piedmont Community Bank Group common stock held by holders of record of 600 or fewer shares of common stock into Class A Common Stock, for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934, as amended.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL NO. 3—To elect four Class III nominees listed below each to serve as directors of Piedmont Community Bank Group for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

☐ FOR all of the nominees listed below	☐ WITHHOLD AUTHORITY to vote for all the nominees listed below

(Instructions: To withhold authority to vote for any individual nominee or nominees, strike a line through the nominee’s name or names listed below.)

Joseph S. Dumas

Terrell L. Fulford

Zelma A. Reeding

Angela M. Tribble

4.	PROPOSAL NO. 4—For approval to adjourn the special meeting, if necessary, to solicit additional proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

UNLESS PROPOSAL NO. 1 AND PROPOSAL NO. 2 ARE BOTH APPROVED, NEITHER OF THESE AMENDMENTS WILL BE ENACTED, AND NEITHER OF THESE PROPOSALS WILL BE EFFECTED.

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND IN THE DISCRETION OF THE COMPANY’S BOARD OF DIRECTORS ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE COMPANY’S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

DATED: , 2009

Signature of Shareholder(s)

DATED: , 2009

Signature of Shareholder(s)

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.